                                                                   Exhibit 2.5


                           ASSET PURCHASE AGREEMENT

                                     Among

                HEALTHCENTRAL.COM, HCEN ACQUISITION CORPORATION

                    MORE.COM, INC. and COMFORT LIVING, INC.


                               October 23, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                                        Page No.
                                                                                                        --------
ARTICLE I - DEFINITIONS.................................................................................    1

     1.1        Affiliate...............................................................................    1
     1.2        Code....................................................................................    1
     1.3        Comfort Living Employees................................................................    1
     1.4        Effectiveness Period....................................................................    1
     1.5        Exchange Act............................................................................    2
     1.6        GAAP....................................................................................    2
     1.7        Governmental Entity.....................................................................    2
     1.8        Hazardous Material......................................................................    2
     1.9        Hazardous Materials Activities..........................................................    2
     1.10       HCEN Disclosure Schedule................................................................    2
     1.11       HCEN Parties............................................................................    2
     1.12       HCEN SEC Reports........................................................................    2
     1.13       HSR Act.................................................................................    2
     1.14       Indemnified Party.......................................................................    2
     1.15       Interim Operating Funds.................................................................    2
     1.16       Lien....................................................................................    2
     1.17       Loss or Losses..........................................................................    2
     1.18       Material Adverse Effect.................................................................    2
     1.19       Most Recent Comfort Living Balance Sheet................................................    3
     1.20       Most Recent HCEN Balance Sheet..........................................................    3
     1.21       1933 Act................................................................................    3
     1.22       Ordinary Course of Business.............................................................    3
     1.23       Officer's Certificate...................................................................    3
     1.24       Permits.................................................................................    3
     1.25       Registrable Securities..................................................................    3
     1.26       Registration Expenses...................................................................    3
     1.27       Registration Statement..................................................................    3

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         Page
     1.28       SEC.....................................................................................    3
     1.29       Seller Capital Stock....................................................................    3
     1.30       Seller Disclosure Schedule..............................................................    3
     1.31       Intentionally Omitted...................................................................    3
     1.32       Seller Executives.......................................................................    4
     1.33       Intentionally Omitted...................................................................    4
     1.34       Selling Expenses........................................................................    4
     1.35       Subsidiary..............................................................................    4
     1.36       Taxes...................................................................................    4

ARTICLE II - PURCHASE AND SALE OF ASSETS; THE CLOSING...................................................    4

     2.1        Purchase of Assets......................................................................    4
     2.2        Excluded Assets.........................................................................    6
     2.3        Purchase Price..........................................................................    7
     2.4        The Closing.............................................................................    7
     2.5        Exclusion of Liabilities................................................................    7
     2.6        Assumption of Specified Liabilities of the Buyer........................................    7
     2.7        Escrow Fund.............................................................................    8
     2.8        Income Tax Treatment....................................................................    8
     2.9        Buyer's Rights to Address Lists.........................................................    8
     2.10       Intentionally Omitted...................................................................    9

ARTICLE III - REPRESENTATIONS OF SELLER.................................................................    9

     3.1        Organization............................................................................    9
     3.2        Intentionally Omitted...................................................................    9
     3.3        Subsidiaries............................................................................    9
     3.4        Authorization...........................................................................   10
     3.5        Compliance with Laws and Other Instruments; Permits.....................................   10
     3.6        Seller Financial Statements.............................................................   11
     3.7        No Undisclosed Liabilities..............................................................   11

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         Page
     3.8        Absence of Certain Changes or Events....................................................   12
     3.9        Tax Matters.............................................................................   12
     3.10       Consents and Approvals..................................................................   12
     3.11       Title to Assets.........................................................................   12
     3.12       Real and Personal Property..............................................................   13
     3.13       Intellectual Property...................................................................   13
     3.14       Insurance...............................................................................   15
     3.15       Litigation..............................................................................   16
     3.16       Employees and Consultants...............................................................   16
     3.17       Employee Benefit and Compensation Plans.................................................   17
     3.18       Environmental and OSHA..................................................................   17
     3.19       Certain Business Relationships with Affiliates..........................................   18
     3.20       Brokers' Fees...........................................................................   18
     3.21       Intentionally Omitted...................................................................   18
     3.22       Products................................................................................   18
     3.23       Contracts...............................................................................   20
     3.24       Address Lists...........................................................................   20
     3.25       Comfort Living Business.................................................................   21
     3.26       Stockholder Consents....................................................................   22
     3.27       No Fraudulent Conveyance................................................................   22
     3.28       Intentionally Omitted...................................................................   23
     3.29       Year 2000...............................................................................   23
     3.30       Intentionally Ommitted..................................................................   23
     3.31       Disclosure..............................................................................   23
     3.32       No Other Representations  or Warranties.................................................   23
ARTICLE IV - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLER CONCERNING TRANSFER OR
             RESTRICTIONS ON TRANSFER...................................................................   24
     4.1        Purchase Entirely For Own Account.......................................................   24

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         Page
     4.2        Transfer Restrictions...................................................................   24
     4.3        Disclosure of Information...............................................................   25
     4.4        Restricted Securities...................................................................   25
     4.5        Legends.................................................................................   25
     4.6        Accredited Investor.....................................................................   26
     4.7        Corporate Securities Law................................................................   26
ARTICLE V - REPRESENTATIONS OF HCEN AND BUYER...........................................................   26
     5.1        Organization............................................................................   26
     5.2        Intentionally Omitted...................................................................   27
     5.3        Subsidiaries............................................................................   27
     5.4        HCEN's Authorization....................................................................   27
     5.5        SEC Filings; Financial Statements.......................................................   27
     5.6        Intentionally Omitted...................................................................   28
     5.7        Litigation..............................................................................   28
     5.8        Disclosure..............................................................................   28
ARTICLE VI - COVENANTS..................................................................................   28
     6.1        Conduct of Business.....................................................................   28
     6.2        Access to Information; Consultation; Confidentiality....................................   29
     6.3        Consents and Approvals..................................................................   30
     6.4        Notification of Certain Matters.........................................................   30
     6.5        Commercially Reasonable Efforts.........................................................   30
     6.6        No Solicitation.........................................................................   31
     6.7        Public Announcements....................................................................   31
     6.8        Supplemental Disclosure.................................................................   31
     6.9        Intentionally Omitted...................................................................   31
     6.10       Repayment of Obligations................................................................   31
     6.11       Non-Competition Agreement...............................................................   32

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         Page
     6.12       Prohibition on Re-Sale and Hedging......................................................   33
     6.13       Registration of Shares issued to the Seller Shareholders and
                  Transferred to Permitted Transferees..................................................   33
     6.14       Pooling of Interests....................................................................   44
     6.15       HCEN Guarantee..........................................................................   44
     6.16       Transition Plan.........................................................................   44
     6.16       Tax Returns.............................................................................   45
     6.18       Stockholder Approval....................................................................   45
     6.19       Legal Conditions........................................................................   45
     6.20       Regulatory Filings; Consents; Reasonable Efforts........................................   45
     6.21       Employment of Seller Employees..........................................................   46
     6.22       Interim Operating Funds.................................................................   47
     6.23       Comfort Living Interim Operations.......................................................   48
     6.24       Seller Privacy Policy...................................................................   49
     6.25       Stockholder Consent.....................................................................   49
ARTICLE VII - CONDITIONS TO THE CLOSING.................................................................   50
     7.1        Conditions to Obligations of Each Party to the Closing..................................   50
     7.2        Additional Conditions to Obligations of HCEN and the Buyer..............................   50
     7.3        Additional Conditions to Obligations of the Seller......................................   53
ARTICLE VIII - TERMINATION..............................................................................   54
     8.1        Termination.............................................................................   54
     8.2        Effect of Termination...................................................................   55
     8.3        Tax Matters.............................................................................   55
     8.4        Transfer Taxes..........................................................................   56
ARTICLE IX - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION................................   56
     9.1        Survival of Representations and Warranties..............................................   56
     9.2        Indemnification by the Seller...........................................................   57

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                         Page
     9.3        Indemnification by HCEN and Buyer.......................................................   58
     9.4        Escrow Fund.............................................................................   58
     9.5        Limitation..............................................................................   59
     9.6        HCEN Claims for Indemnification.........................................................   59
     9.7        Seller Claims for Indemnification; Settlement of Disputes...............................   60
     9.8        Objections to Claims and Resolutions of Conflict........................................   60
     9.9        Arbitration.............................................................................   61
     9.10       Section 6.13(e) Indemnification.........................................................   61
ARTICLE X - MISCELLANEOUS...............................................................................   61
     10.1       Amendment...............................................................................   61
     10.2       Entire Agreement........................................................................   62
     10.3       Governing Law...........................................................................   62
     10.4       Headings................................................................................   62
     10.5       Notices.................................................................................   62
     10.6       Severability............................................................................   63
     10.7       Waiver..................................................................................   63
     10.8       Assignment..............................................................................   63
     10.9       Counterparts............................................................................   63
     10.10      Third Party Beneficiaries...............................................................   63
     10.11      Attorneys' Fees.........................................................................   64

                        ASSET PURCHASE AGREEMENT AMONG
               HEALTHCENTRAL.COM, HCEN ACQUISITION CORPORATION
                    MORE.COM, INC. AND COMFORT LIVING, INC.

     ASSET PURCHASE AGREEMENT  (the "Agreement"), dated October  23, 2000 (the
                                     ---------
"Signing Date") by and among MORE.COM, INC., a Delaware corporation ("MCI"),
-------------                                                         ----
COMFORT LIVING, INC., a Delaware corporation and a wholly owned subsidiary of MCI ("Comfort Living", and together with MCI, the "Sellers" or sometimes
      --------------                               -------
collectively as the "Seller"), HEALTHCENTRAL.COM, a Delaware corporation
                     ------
("HCEN"), and HCEN ACQUISITION CORPORATION, a Delaware corporation and a wholly
  ----
owned subsidiary of HCEN (the "Buyer").
                               -----

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, at the Closing (as defined below), the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, certain assets, properties and businesses of the Sellers upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

       The terms defined in this Article I shall, for purposes of this Agreement, have the meanings specified in this Article I unless the context requires otherwise:

     1.1     Affiliate.  "Affiliate" has the meaning set forth in Rule 12b-2 of
             ---------
the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended.

     1.2     Code.  "Code" shall mean the Internal Revenue Code of 1986, as
             ----
amended.

     1.3     Comfort Living Employees.  "Comfort Living Employees" shall be the
             ------------------------
employees of the Sellers listed on Schedule 1.3 of Seller Disclosure Schedule,
                                   ------------
all of which employees are currently employed by the Sellers and perform services on behalf of the Comfort Living Business (as defined below).

     1.4     Effectiveness Period.  "Effectiveness Period" shall have the
             --------------------
meaning set forth in Section 6.13(a) of this Agreement.

     1.5     Exchange Act.  "Exchange Act" shall mean the Securities Exchange
             ------------
Act of 1934, as amended.

     1.6     GAAP.  "GAAP" shall mean United States generally accepted
             ----
accounting principles.

     1.7     Governmental Entity.  "Governmental Entity" means any government,
             -------------------
municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

     1.8     Hazardous Material.  "Hazardous Material" shall have the meaning
             ------------------
set forth in Section 3.18(a) of this Agreement.

     1.9     Hazardous Materials Activities.  "Hazardous Materials Activities"
             ------------------------------
shall have the meaning set forth in Section 3.18(b) of this Agreement.

     1.10    HCEN Disclosure Schedule.  "HCEN Disclosure Schedule" shall have
             ------------------------
the meaning set forth in Article V of this Agreement.

     1.11    HCEN Parties.  "HCEN Parties" shall have the meaning set forth in
             ------------
Section 9.2(a) of this Agreement.

     1.12    HCEN SEC Reports.  "HCEN SEC Reports" shall have the meaning set
             ----------------
forth in Section 5.5(a) of this Agreement.

     1.13    HSR Act.  "HSR Act" means The Hart-Scott-Rodino Antitrust
             -------
Improvements Act of 1976, as amended.

     1.14    Indemnified Party.  "Indemnified Party" shall mean the HCEN Parties
             -----------------
who or which are asserting a claim for indemnification under Section 9 hereof.

     1.15    Interim Operating Funds.  "Interim Operating Funds" shall have the
             -----------------------
meaning set forth in Section 6.22 hereof.

     1.16    Lien.  "Lien" means any mortgage, pledge, security interest,
             ----
option, restriction on transfer, encumbrance or similar claim.

     1.17    Loss or Losses.  "Loss" or "Losses" shall have the meaning set
             --------------
forth in Section 9.2(a) of this Agreement.

     1.18    Material Adverse Effect.  "Material Adverse Effect" means, any
             -----------------------
change, event or development or effect that, either individually or in the aggregate, materially and adversely affects, or is reasonably likely to materially and adversely affect, the value or usefulness of the Assets, other than continuing losses and the payment of expenses and operation of the Sellers' businesses in accordance with the Transition Plan and other than any change or effect relating to, arising out of, or resulting from general changes in United States economic conditions.

     1.19    Most Recent Comfort Living Balance Sheet.  "Most Recent Comfort
             ----------------------------------------
Living Balance Sheet" shall have the meaning set forth in Section 3.7 of this Agreement.

     1.20    Most Recent HCEN Balance Sheet.  "Most Recent HCEN Balance Sheet"
             ------------------------------
shall have the meaning set forth in Section 5.5(b) of this Agreement.

     1.21    1933 Act.  "1933 Act" shall mean the Securities Act of 1933, as
             --------
amended.

     1.22    Ordinary Course of Business.  "Ordinary Course of Business" shall
             ---------------------------
mean, with respect to an entity, the ordinary course of business consistent with past practice for such entity and customary for internet e-commerce enterprises generally, including, in the case of the Sellers, any actions directly related to winding down the Sellers' operations, which actions are specifically set forth in the Transition Plan.

     1.23    Officer's Certificate. "Officer's Certificate" shall have the
             ---------------------
meaning set forth in Section 9.6 hereof.

     1.24    Permits.  "Permits" shall have the meaning set forth in Section 3.5
             -------
of this Agreement.

     1.25    Registrable Securities.  "Registrable Securities" shall have the
             ----------------------
meaning set forth in Section 6.13(b)(ii) of this Agreement.

     1.26    Registration Expenses.  "Registration Expenses" shall have the
             ---------------------
meaning set forth in Section 6.13(c) of this Agreement.

     1.27    Registration Statement.  "Registration Statement" shall have the
             ----------------------
meaning set forth in Section 6.13(a) of this Agreement.

     1.28    SEC.  "SEC" shall mean the Securities and Exchange Commission.
             ---

     1.29    Seller Capital Stock.  "Seller Capital Stock" means, collectively,
             --------------------
the shares of the MCI Common Stock and the MCI Preferred Stock outstanding immediately prior to the Closing.

     1.30    Seller Disclosure Schedule.  "Seller Disclosure Schedule" shall
             --------------------------
have the meaning set forth in Article III of this Agreement.

     1.31    Intentionally Omitted.
             ---------------------

     1.32    Seller Executives.  "Seller Executives" shall mean each of Don
             -----------------
Kendall, Bruce Mowery, Sam Salkin and Frank Newman.

     1.33    Intentionally Omitted.
             ---------------------

     1.34    Selling Expenses. "Selling Expenses" shall have the meaning set
             ----------------
forth in Section 6.13(c) of this Agreement.

     1.35    Subsidiary.  "Subsidiary" shall mean, with respect to a particular
             ----------
party hereto, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests are directly or indirectly owned by such party or by one or more Subsidiaries of such party.

     1.36    Taxes.  "Taxes" shall mean all taxes, however denominated,
             -----
including any interest, penalties or other additions to tax that may become payable in respect thereof, (i) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, for which Buyer or HCEN could become liable as successor to or transferee of the Assets or which could become a charge against or Lien on any of the Assets, which taxes shall include, without limiting the generality of the foregoing, all sales and use taxes, ad valorem taxes, excise taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, real property gains taxes, transfer taxes, payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, or (ii) any liability for amounts referred to in
(i) as a result of any obligations to indemnify another person.

                                  ARTICLE II
                   PURCHASE AND SALE OF ASSETS; THE CLOSING

     2.1     Purchase of Assets.  On the Closing Date (as defined below), upon
             ------------------
the terms and subject to the conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, assign, transfer and deliver to the Buyer, free and clear of all Liens, and the Buyer hereby agrees to purchase and accept from the Seller, all of the Seller's right, title and interest, including all intellectual property rights, in and to the following assets, properties and rights of the Seller (except as expressly excluded below) (collectively, the "Assets"):
 ------

          (a) the contracts, agreements, licenses and other legally binding commitments, agreements and understandings listed on Schedule 2.1(a) of the
                                                     ---------------
Seller Disclosure Schedule (the "Operating Agreements");
                                 --------------------

          (b) all patents, copyrights (including any registrations and applications for any of the foregoing), trademarks, trade names (including, "more.com" and "more"), trade styles, business names, service marks, Internet domain names (including, "www.more.com"), designs, logos, slogans, and general
                          ------------
intangibles of like nature, and toll-free telephone numbers, together with all goodwill, rights and licenses thereto and applications and registrations therefor (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); Software (as defined below); "mask works" (as defined under 17 U.S.C. (S) 901) and any registrations and applications for "mask works"; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models (including, without limitation, business models), and methodologies (collectively, "Trade Secrets"); rights of publicity and privacy
                              -------------
relating to the use of the names, likenesses, voices, signatures and biographical information of real person; in each case used in or necessary for the conduct of the Sellers' businesses as conducted or contemplated to be conducted or as has ever been conducted at any time (all of the foregoing in this Section 2.1(b) collectively referred to as "Intellectual Property"),
                                                 ---------------------
including, but not limited to, all Intellectual Property listed on Schedule
                                                                   --------
2.1(b) of the Seller Disclosure Schedule; provided, however, that the term
------
Intellectual Property shall not include any Intellectual Property of MCI in connection with the Amended and Restated Contribution Agreement, dated July 31, 2000, among more, Newcosmetics, Inc., Cosmeticsplus.com, LLC and holders of memberships interests in Cosmeticsplus.com, LLC (as identified therein) and the agreements referred to therein;

          (c) all of the Sellers' customer lists, including, without limitation, Sellers' lists of customers of MCI and Comfort Living as set forth on Schedule
                                                                      --------
2.1(c)(i) of the Seller Disclosure Schedule (the "Customers Lists"), the members
---------                                         ---------------
list for the Sellers' Affiliate Program as set forth on Schedule 2.1(c)(ii) of
                                                        -------------------
the Seller Disclosure Schedule (the "Affiliate List"); all supplier lists,
                                     --------------
mailings lists and all lists of content providers, healthcare and pharmaceutical experts and other contributors to the Sellers' businesses (collectively, the "Other Lists") as set forth on Schedule 2.1(c)(iii) of the Seller Disclosure
 -----------                   --------------------
Schedule; and all email addresses, mailing addresses, telephone and facsimile numbers for the foregoing Persons to the extent available, together with all records, confidential and other proprietary information related to each of the foregoing (the Customer Lists, Affiliate List and Other Lists, collectively, the "Address Lists"). All Address Lists shall be made available to the Buyer as of
 -------------
the Signing Date and as provided in the Transition Plan, with Address Lists delivered in the form reasonably requested by the Seller at Closing. For the purposes of this Agreement, "Person" means any individual, corporation,
                             ------
partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof; and

               (d) all of the business, assets and/or properties utilized exclusively or primarily by the Sellers in conducting certain business under the name "Comfort Living, Inc." (the "Comfort Living Business"), and listed on
                                      -----------------------
Schedule 2.1(d) of the Seller Disclosure Schedule (the "Comfort Living Assets").
---------------                                         ---------------------

          For the purposes of this Agreement, "Software" means any and all (a)
                                               --------
computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

          Notwithstanding anything in this Agreement to the contrary, but subject to Sections 6.3, 6.5 and 7.2(f) hereof, no contract, agreement, license or lease of the Sellers that is part of the Assets and that is not capable of being delegated, assigned or transferred to the Buyer without the consent or waiver of another party to such contract, agreement, license or lease, or under which any delegation, assignment or purported assignment to the Buyer would constitute a breach or default, shall be delegated, assigned or transferred to the Buyer without having first obtained such requisite consents or waivers and, to the extent such consents and approvals are not obtained and in full force and effect as of the Closing Date, the Sellers shall cooperate with the Buyer (i) to establish lawful arrangements which result in the benefits and obligations under such contracts, agreements, licenses and leases being apportioned in a manner that is consistent with the purpose and intention of this Agreement and (ii) if so requested by the Buyer and at the Sellers' reasonable expense, to obtain any such consents and waivers, and enforce the Sellers' rights under such contracts, agreements, licenses and leases on behalf and for the benefit of, and as directed by, the Buyer; provided, however, that if the Closing occurs, nothing
                        --------  -------
in this paragraph shall prevent the Sellers from dissolving following the Closing.

          2.2  Excluded Assets.  Notwithstanding anything herein to the
               ---------------
contrary, the Sellers are not selling to the Buyer and the Buyer shall not acquire any interest in, and the term "Assets" shall not include, any of the following assets of the Sellers (the "Excluded Assets"): (i) all of the Sellers'
                                      ---------------
cash on hand; (ii) all of MCI's account receivables; (iii) all of MCI's prepaid taxes; (iv) all of MCI's rights to any federal, state, local or foreign tax refunds; (v) all rights of the Sellers pursuant to this Agreement; (vi) all of MCI's rights, claims, credits, causes of action, including under all MCI insurance policies and accounts receivable; (vii) all assets of Sellers' employee benefit plans; (viii) all MCI financial and tax records; (ix) MCI's insurance policies, including any benefits; (x) MCI's leases of real property in San Francisco, California (including any improvement, appurtenances and fixtures therein); (xi) all furniture, fixtures and equipment of MCI (including the rights and obligations of any equipment leases to which MCI is a party other than the equipment leases that are Comfort Living Assets); (xii) all inventory necessary for fulfillment of outstanding orders of MCI as of the Closing Date; (xiii) the shares of capital stock of Comfort Living held by MCI; and (xiv) any and all assets of MCI not specifically contemplated in Section 2.1; provided that it is understood by the parties hereto that any reference explicitly to "MCI" in this section shall not include the assets of a similar category or type that are Comfort Living Assets and provided further that any reference to the "Sellers" in this section shall refer to both MCI and Comfort Living and any of MCI's Subsidiaries.

          2.3  Purchase Price.  On the Closing Date, upon the terms and subject
               --------------
to the conditions set forth in this Agreement, including Section 2.7 of this Agreement, HCEN shall pay to MCI, and to the extent applicable its designee, an aggregate purchase price for the Assets (the "Purchase Price") consisting of
                                             ---------------
5,002,525 shares of Common Stock, $0.01 par value, of HCEN (the "Securities")
                                                                 ----------
and the Interim Operating Funds. Ninety percent (90%) of the Securities shall be issued to MCI at the Closing (as defined below), and ten percent (10%) of the Securities (rounded down to the nearest whole share), or 500,252 shares of HCEN common stock (the "Escrow Shares"), shall be held in Escrow (as defined below)
                   -------------
according to the terms of the Escrow Agreement (as defined below). The Interim Operating Funds shall be paid to MCI as provided in Section 6.22 hereof.

          2.4  The Closing.  Subject to the satisfaction or waiver of all the
               -----------
conditions to closing set forth in Article VII hereof, the closing of the purchase and sale of the Assets hereunder (the "Closing") shall take place at
                                                -------
the offices of Venture Law Group, counsel to the Buyer at 10:00 a.m., California time, within 5 Business Days (as defined below) following the date on which the conditions set forth in Article VII hereof have been satisfied or at such other time and place as may be mutually agreed upon by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date". As
                                                          ------------
used in this Agreement, the term "Business Day" means any day except a Saturday,
                                  ------------
Sunday or a day on which banking institutions in the State of California are obligated or permitted by law, regulation or governmental order to close.

          2.5  Exclusion of Liabilities.  Except as provided in Section 2.6, the
               ------------------------
Buyer shall not assume and shall not be liable for, and the Seller shall retain and remain solely liable for and obligated to discharge, all of the debts, contracts, agreements, commitments, obligations and other liabilities of any nature whatsoever of the Seller and whether known or unknown, accrued or not accrued, fixed or contingent, oral or in writing (collectively, the "Excluded
                                                                     --------
Liabilities"), provided, however, this Section shall not limit the Buyer's right
-----------    --------  -------
of indemnity under Article IX hereof.

          2.6  Assumption of Specified Liabilities of the Buyer.  On the Closing
               ------------------------------------------------
Date, the Buyer shall assume and agree to pay, perform and discharge, promptly when payment or performance is due or required, all liabilities and obligations of the Buyer arising under or with respect to the Assets, including, without limitations, the Assigned Contracts (as defined below), to the extent that such liabilities or obligations arise or accrue subsequent to the Closing Date; provided that such liabilities and obligations do not accrue exclusively as a result of the consummation of the transactions contemplated hereby (the "Assumed Liabilities").
                                       -------------------

          2.7  Escrow Fund.  At the Closing, in order to satisfy any obligations
               -----------
of the Seller arising under Article IX hereof, the Buyer shall, on behalf of the Seller, deposit in escrow certificates representing the Escrow Shares (the "Escrow Fund") with U.S. Bank Trust, National Association, or such other agent
 -----------
as shall be mutually agreeable among the parties hereto (the "Escrow Agent")
                                                              ------------
pursuant to the Escrow Agreement to be entered into by and among HCEN, the Buyer, the Seller and the Escrow Agent substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"). Indemnified Parties shall be entitled to
   ---------       ----------------
make claims against the Escrow Fund as set forth in Article IX hereof and the
Escrow Agreement.   Any rights of the Seller to receive any shares placed in
such escrow shall not be sold, assigned or otherwise transferred. Subject to the Escrow Agreement, the Seller shall retain its voting rights with respect to securities deposited with the Escrow Agent in accordance with this Section 2.7. Any payment made from the Escrow Fund, except to the Seller, shall be treated as an adjustment to the Purchase Price.

          2.8  Income Tax Treatment.  It is intended by the parties hereto that
               --------------------
the transactions contemplated by this Agreement shall constitute a fully taxable asset sale and the parties shall report such transactions consistently with that position on their respective Tax returns.

          2.9  Buyer's Rights to Address Lists.  the Seller agrees that:
               -------------------------------

               (a) the Sellers shall comply with the terms of the transition plan providing for, among other things, the delivery of the Address Lists and the as Exhibit B (the "Transition Plan"), the completion of which shall be
       ---------       ---------------
transfer of Sellers' URL's to Buyer, substantially in the form attached hereto negotiated and mutually agreed upon in good faith by C. Fred Toney and Frank Newman not later than October 27, 2000;

          (b) not later than the day that is one (1) Business Day following the Signing Date, the Sellers shall send an email to all Persons on the Address Lists containing the information set forth in the form of Transition Plan attached hereto;

          (c) from the Signing Date until the Closing Date, the Sellers, or if requested by HCEN, a third party reasonably agreeable to the Sellers and HCEN, shall send such other emails to the Persons on the Address Lists as requested by HCEN and containing such information as required by HCEN and consistent with HCEN's ordinary course of business; such emails shall be stated to be from HCEN and shall permit recipients to reply directly to HCEN. HCEN shall pay all expenses incurred in connection with sending such emails;

          (d) the Seller shall not contact or solicit any Persons on the Address Lists as of and subsequent to the date of this Agreement unless this Agreement is terminated pursuant to Article XIII hereof or as otherwise agreed to in writing by HCEN; provided however, the Seller may contact persons on the Address
                 -------- --------
Lists (except Persons listed on the Customer Lists, Affiliate List or any registered user) in respect of the wind down of its business in accordance with the Transition Plan; and

          (e) the Seller will allow an independent auditor, mutually agreed upon between the parties, to review the email files to verify that all emails have been sent to all Persons on the Address Lists and that such emails contain the information requested by HCEN.

     2.10    Intentionally Omitted.

                                  ARTICLE III
                         REPRESENTATIONS OF THE SELLER

       The Sellers represent and warrant to HCEN and the Buyer that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by the Chief Executive Officer of the Seller (the "Seller Disclosure Schedule"),
                                                --------------------------
each of which exceptions shall specifically identify the relevant Section hereof to which it relates or be specifically enough stated to make it clear that it is also relevant to such Section:

     3.1     Organization.  MCI and Comfort Living, and each of their respective
             ------------
Subsidiaries, are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation, and have all requisite power and authority to own their properties and to carry on their businesses as now being conducted. MCI and Comfort Living have all requisite power to execute and deliver this Agreement and the agreements contemplated herein and, upon adoption of this Agreement by the stockholders of MCI and Comfort Living, respectively, to consummate the transactions contemplated hereby and thereby. MCI, Comfort Living and their respective Subsidiaries are duly qualified to do business and in good standing in all jurisdictions in which ownership of property or the character of their business requires such qualification and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect. Copies of the Certificates of Incorporation and Bylaws of MCI and Comfort Living and their Subsidiaries, as amended to date, have been previously delivered to HCEN, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

     3.2     Intentionally Omitted.

     3.3     Subsidiaries.  The only Subsidiaries of MCI and Comfort Living are
             ------------
those listed in Schedule 3.3 of the Seller Disclosure Schedule.  MCI is the sole
                ------------
stockholder of Comfort Living.

     3.4     Authorization.  The execution and delivery by the Sellers of this
             -------------
Agreement and all other documents required to be executed and delivered by the Sellers hereunder and thereunder (collectively with this Agreement, the "Transaction Documents") and, subject to stockholder approval, the consummation
 ---------------------
by the Sellers of all transactions contemplated by the Transaction Documents by the Sellers, have been duly authorized by all requisite corporate action. The Sellers' Boards of Directors have unanimously approved the Transaction Documents and all actions contemplated thereby. This Agreement has been duly executed and delivered by the Sellers. This Agreement and all other Transaction Documents and obligations entered into and undertaken in connection with the transactions contemplated hereby to which each of MCI and/or Comfort Living is a party constitute the valid and legally binding obligations of such party, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting the rights of creditors generally and subject to equitable remedies.

     3.5     Compliance with Laws and Other Instruments; Permits.  Except as set
             ---------------------------------------------------
forth on Schedule 3.5 of the Seller Disclosure Schedule,
         -------------

             (a) the execution, delivery and performance by the Sellers of this Agreement and the other Transaction Documents to which MCI and/or Comfort Living is a party, as of the date of this Agreement, and the consummation of the transactions contemplated hereby and thereby, as of the Closing Date, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination, amendment, cancellation or acceleration of any right or obligation of the Sellers under, or result in any loss of any benefit to which either such Seller is entitled, or result in the creation or imposition of any Lien upon any Assets, under the terms of (a) the certificates of incorporation, bylaws or other charter or organizational documents of the Sellers (subject to receipt of consent of the MCI stockholders and Comfort Living stockholders to the adoption and approval of this Agreement and the transactions contemplated hereby), (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which any Seller is a party or by or to which the Assets may be bound or subject, (c) any order, writ, judgment, injunction, award, decree, law, statute, rule or regulation applicable to any Asset or either Seller with respect to any Asset or (d) any license, permit, order, consent, approval, registration, authorization or qualification with or under any foreign, federal, state or local law or governmental or regulatory body (any of the foregoing, a "Permit") of any Seller applicable to an Asset;
                     ------

          (b) all of the Assets as used in the Sellers' businesses conform to all applicable laws and no notice of any violation of any law relating to any of the Assets has been received by any Seller;

          (c) the businesses conducted by the Sellers are being and have been conducted in material compliance with all applicable laws, ordinances and regulations of any Governmental Entity. All material Consents (as defined below) necessary to operate the Assets in the ordinary and usual course consistent with past practice have been obtained and are in full force and effect and are being complied with in all material respects. To the knowledge of the Sellers, no Governmental Entity has threatened to modify, cancel or terminate any of such Consents; and

          (d) the Sellers have all material Permits necessary for the operation of the businesses of the Sellers as conducted or contemplated to be conducted. All of such material Permits are valid and in full force and effect and there are no proceedings pending, or to the knowledge of the Sellers, threatened, which may result in the revocation, cancellation, suspension or adverse modification of any such Permit.

     3.6     Seller Financial Statements.  Schedule 3.6 of the Seller Disclosure
             ---------------------------   ------------
Schedule includes a true, correct and complete copy of each of MCI's and Comfort Living's audited financial statements (balance sheet, statement of operations and statement of cash flows) for each of the fiscal years ended December 31, 1999 and December 31, 1998, and the unaudited financial statements (balance sheet, statement of operations and statement of cash flows) of MCI on a consolidated basis and of Comfort Living on an individual basis as at, and for the nine-month period ended September 30, 2000 (collectively, the "Financial
                                                                   ---------
Statements").  The Financial Statements have been prepared in accordance with
----------
GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of MCI and its consolidated subsidiaries and of Comfort Living as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Sellers, provided, however, that except for the audited financial statements for the fiscal years ended December 31, 1999 and December 31, 1998, the Financial Statements are subject to normal and recurring year end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on MCI or Comfort Living, and do not include footnotes and other presentation items. Schedule 6.23 of the Seller Disclosure Schedule reflects the
                    -------------
obligations, liabilities and other accounts payable of Comfort Living as of the Signing Date.

     3.7     No Undisclosed Liabilities.  Except as set forth in Schedule 3.7 of
             --------------------------                          ------------
the Seller Disclosure Schedule, there are no liabilities with respect to the Assets (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, except for (a) liabilities shown on the balance sheet of the Comfort Living as of September 30, 2000 (the "Most Recent Comfort Living Balance Sheet")
                                      ----------------------------------------
or the consolidated balance sheet of Seller as of September 30, 2000 , (b) liabilities which have arisen since September 30, 2000 in the

Sellers' Ordinary Course of Business that are identified in the Transition Plan which are not required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto under GAAP, provided that any difference between the adjusted tax basis and the fair market value of any asset held by the Sellers on the Closing Date shall not be treated as an existing condition, situation or set of circumstances for purposes of this Section 3.7. The Sellers maintain and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

     3.8     Absence of Certain Changes or Events.  Except as contemplated
             ------------------------------------
hereby and in the Transition Plan, since September 30, 2000, there has not been any change, event or development which has had or is reasonably likely to have a Material Adverse Effect on the Assets or a material adverse effect on the ability of the Sellers to perform their obligations, or consummate the transactions contemplated, hereunder.

     3.9     Tax Matters. All Taxes have been or will be paid by the Sellers for
             -----------
all periods (or portions thereof) prior to and including the Closing Date. Seller and any other person required to file returns or reports of Taxes have duly and timely filed (or will file prior to the Closing Date) all returns and reports of Taxes required to be filed prior to such date, and all such returns and reports are true, correct, and complete. There are no Liens for Taxes on any of the Assets. Seller has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees or independent contractors providing services to the MCI, Comfort Living or their respective Subsidiaries. Neither Seller is a "foreign person" within the meaning of Section 1445(f)(3) of the Code. There are no pending or, to either Sellers' knowledge, threatened proceedings with respect to Taxes, and there are no outstanding waivers or extensions of statutes of limitations with respect to assessments of Taxes. No agreement or arrangement regarding compensation of any employee providing services to MCI, Comfort Living or their respective Subsidiaries provides for any payments which could result in a nondeductible expense to the Buyer or HCEN pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to
Section 4999 of the Code.

     3.10    Consents and Approvals.  Except as set forth on Schedule 3.10, no
             ----------------------                          -------------
consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Entity or any other Person (such consents, approvals, authorizations, licenses, orders, registrations, filings or notices referred to collectively herein as "Consents") as of the Closing Date is
                                    --------
necessary to be obtained, made or given by the Seller in connection with the execution, delivery and performance by the Seller of this Agreement or any other Transaction Document to which the Seller is a party or the consummation by the Seller of the transactions contemplated hereby or thereby.

     3.11    Title to Assets.
             ---------------

          (a) The Seller holds good and marketable title, license to or leasehold interest in all of the Assets and has the complete and unrestricted power and the unqualified right to sell, assign and deliver the Assets to Buyer. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title, license or leasehold interest to the Assets free and clear of any Liens and there exists no restriction on the use or transfer of the Assets, except as may be assumed hereunder by Buyer as an Assumed Liability. No Person other than Seller has any right or interest in the Assets, including the right to grant interests in the Assets to third parties, except for Assets licensed or leased from third parties which are set forth in
Schedule 3.11 of the Seller Disclosure Schedule and identified as such.
-------------

          (b) None of the Assets that constitute tangible personal property is held under any lease, security agreement, conditional sales contract, lien, or other title retention or security arrangement.

          (c) All of the Assets are in good operating condition and repair, reasonable wear and tear excepted, and are suitable for the purposes for which they are currently used.

     3.12    Real and Personal Property.  Except as set forth on Schedule 3.12
             --------------------------                          -------------
(the "Leases"), Comfort Living is not a party to or bound by any leases of real
      ------
or personal property, including buildings, structures, improvements and fixed assets, other than the Leases, and any and all interests held by Comfort Living as lessee under the Leases are free and clear of any and all Liens arising by, through or under Comfort Living. All of the Leases are unamended, except as noted on Schedule 3.12, and, to the knowledge of Comfort Living, are in full
         -------------
force and effect.  Except as described on Schedule 3.12, all rental and other
                                          -------------
payments required to be paid by Comfort Living pursuant to the Leases have been duly paid and Comfort Living is not in default or in breach in any material respect of any term or provision of any Lease nor has any event occurred which with the giving of notice or the lapse of time or both could constitute such a default or breach.

     3.13    Intellectual Property.
             ---------------------

             (a)    Schedule 2.1(b) (i) contains a true and complete list of all
                    ---------------
domain names, patents, copyrights and trademarks (including any continuations, divisionals, continuations-in-part, renewals, reissues, applications and registrations owned by the Seller for any of the foregoing) owned by the Sellers and all other material Intellectual Property used in the Sellers' business (except for shrink-wrap license agreements) and (ii) identifies which of the foregoing is owned by the Sellers and which is licensed by the Sellers.

             (b) Except shrink-wrap license and open source code software agreements, Schedule 3.13(b) sets forth a complete and accurate list of all
            ---------------
agreements (whether oral or written) to which either of the Sellers are a party or otherwise bound,

(i) granting or obtaining any right to use or practice any rights under any Intellectual Property, or (ii) restricting either Seller's rights to use any Intellectual Property, including license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License
                                         ------------------
Agreements are valid and binding obligations of the Seller and, to the knowledge of the Seller, of all other parties thereto, enforceable against the Seller and, to the knowledge of the Seller, against all other parties thereto, in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Seller or, to the knowledge of the Seller, by any other party thereto, under any such License Agreement. The Seller has not licensed or sublicensed its rights in any Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are payable by the Seller to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

          (c) Except as set forth on Schedule 3.13(c):
                                     ----------------

              (i) The Seller owns, or has a valid right to use, free and clear of all Liens, all of the Intellectual Property, subject to the terms and conditions of the License Agreements. The Seller is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed on Schedule 3.13(c).
                                                          ----------------

              (ii) The patents, copyrights and trademarks owned by the Seller and, to the Seller's knowledge, any patents, copyrights and trademarks used by the Seller, are subsisting, in full force and effect, and have not been cancelled, expired, or abandoned, and are valid and enforceable.

              (iii) There is no pending or, to the Seller's knowledge, threatened claim, suit, office action, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving the Intellectual Property owned by the Seller, or, to the Seller's knowledge, the Intellectual Property licensed to the Seller, alleging that the activities or the conduct of the Seller's businesses infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the Seller's ownership or use of, or the validity, enforceability or registrability of, any Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations other than the License Agreements which (i) restrict the Seller's right to use any Intellectual Property, (ii) restrict the Seller's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned or controlled by the Seller.

              (iv) To the Seller's knowledge, the conduct of the Seller's business as conducted or proposed to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. Except for shrink-wrapped and open source code software, to the Seller's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by the Seller and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Seller.

               (v) The Seller has taken reasonable measures to protect the confidentiality of Trade Secrets, including requiring its employees and other parties having access thereto to execute written non-disclosure agreements. To the Seller's knowledge, no party to any non-disclosure agreement relating to the Seller's Trade Secrets is in breach or default thereof.

               (vi) No current or former partner or employee or consultant of the Seller or current or former employer (other than the Seller) of any of the Seller's employees or former employees or consultants (or any of their respective successors or predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights to use any of the Intellectual Property (i) used by the Seller such that such partner, employee or former employee, consultant or former consultant or employer will have the right or ability to prohibit, restrict or direct the use of such Intellectual Property by the Seller or to receive a royalty or other consideration for such use or
(ii) owned by the Seller.

          (d) With respect to the Software which the Seller purports to own, such Software was either developed (i) by employees or former employees of the Seller within the scope of their employment or (ii) by independent contractors who have assigned their rights in the Software to the Seller pursuant to written agreements.

          (e)  Except as set forth in Schedule 3.13(e), the consummation of the
                                      ----------------
transactions contemplated hereby will not result in the loss or impairment of the Seller's right to own or use any of the Intellectual Property (other than the fact that, upon Closing, the Buyer will acquire all of the Seller's such rights), nor will it require the consent of any Governmental Entity or third party in respect of any such Intellectual Property. Except as set forth on Schedules 3.10 and 3.13(e), no consents are required in order for the Buyer to
--------------------------
assume the rights and obligations of the Seller under any License Agreement.

     3.14    Insurance. Schedule 3.14 of the Seller Disclosure Schedule sets
             ---------  -------------
forth a true, correct and complete list of all insurance policies and fidelity bonds covering the Assets. Except as set forth in Schedule 3.14 of the Seller
                                                   -------------
Disclosure Schedule, there is no claim with respect to the Assets by the Seller or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Seller and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Seller has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     3.15    Litigation.  Schedule 3.15 of the Seller Disclosure Schedule
             ----------   -------------
identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction issued by or enforceable by a Governmental Entity which involves the Assets, (b) any written, or threatened to the knowledge of either Seller, claim, demand, complaint, action, suit, proceeding, or hearing or, to either Sellers' knowledge, any investigation of or in, any Governmental Entity or before any arbitrator involving any of the Assets, and (c) any written claims involving the Assets by third persons of which the Seller is aware and any reasonable basis for any third party claims. None of the demands, claims, complaints, actions, suits, proceedings, hearings, and investigations set forth in Schedule 3.15 of the Seller Disclosure Schedule
                                -------------
would reasonably be expected to have a Material Adverse Effect on the Assets.

     3.16    Employees and Consultants.
             -------------------------

             (a) Schedule 3.16 of the Seller Disclosure Schedule contains a list
                 -------------
of all current employees and consultants of the Seller and its Subsidiaries, along with the position and the annual rate of compensation of each such person. Except as specified in Schedule 3.16 of the Seller Disclosure Schedule, each
                       -------------
employee and consultant to MCI, Comfort Living and their respective Subsidiaries has entered into a confidentiality and assignment of inventions agreement with the Seller (a "Confidentiality Agreement"), a copy of each of which has
               -------------------------
previously been delivered to HCEN.

             (b) None of the employees, consultants, officers or directors of either Seller is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of Seller with regard to the Assets or that would conflict with HCEN's or the Buyers use of the Assets. The execution, delivery and performance of this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary nor will it be necessary for Seller to utilize any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with Seller, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Seller, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To either Sellers' knowledge, none of Sellers' employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Assets by such previous employer which has resulted in Seller's access to or use of such proprietary items included in the Assets.

               (c)  Schedule 3.16 of the Seller Disclosure Schedule contains a
                    -------------
list of all Comfort Living Employees who are currently on a leave of absence (whether paid or unpaid), the reasons therefor, the expected return date, and a list of all Comfort Living Employees who have requested a leave of absence to commence at any time after the date of this Agreement, the reasons therefor, the expected length of such leave, and whether such leave has been approved.

               (d) Except for the Confidentiality Agreements, there are no written or oral contracts of employment between Seller and any Comfort Living Employee.

          3.17    Employee Benefits and Compensation Plans Neither Buyer nor
                  ----------------------------------------
HCEN will incur liability with respect to, or on account of, and Seller will retain any liability for, and on account of, any employee benefit plan of either Seller, any of its Affiliates or any predecessor employer of any employee, including, but not limited to, liabilities either Seller may have to such employees under all employee benefit schemes, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements (including any liabilities to terminated Seller employees pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985), whether written or oral and whether "qualified" or "non-qualified," or to any employee as a result of termination of employment by Seller as contemplated by this Agreement. Seller has not, with respect to any employee, maintained or contributed to, or been obligated or required to contribute to, any retirement or pension plan or any employee benefit plan. Seller is not a party to any collective bargaining agreement covering any employee and Seller knows of no effort to organize any such employee as a part of any collective bargaining unit. The Seller has complied with all of its obligations (including obligations to make contributions) in respect of the pension funds of which its employees are members, there is no outstanding liability of the Seller or any of its Affiliates to any such funds and all such funds are fully funded to meet all potential claims for benefits by any and all such employees and any former employee.

          3.18    Environmental and OSHA.
                  ----------------------

                  (a)   Hazardous Material. Except as set forth in Schedule 3.18
                        ------------------
of the Seller Disclosure Schedule, no material amount of any substance that is regulated by any

Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is, to the knowledge
                                      ------------------
of the Seller, present as a result of the actions of the Seller or any of its Subsidiaries (or, to the knowledge of the Seller, as a result of any actions of any third party or otherwise) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Seller or any of its Subsidiaries has at any time operated, occupied or leased.

             (b)     Hazardous Materials Activities. Neither the Seller nor any
                     ------------------------------
of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Seller or any of its Subsidiaries disposed of, transferred, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities")
                                               ------------------------------
in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Recovery and Conservation Act of 1976, the Toxic Substances Control Act of 1976, and other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

             (c)     Permits.  the Seller currently holds no environmental
                     -------
approvals, permits, licenses, clearances and consents and none are necessary for the conduct of the Seller's Hazardous Material Activities, if any, and other business activities of the Seller as such activities are currently being conducted.

     3.19    Certain Business Relationships with Affiliates.  Except as listed
             ----------------------------------------------
on Schedule 3.19 of the Seller Disclosure Schedule, to the knowledge of the
   -------------
Seller, no Affiliate owns or has any rights in or to any of the Assets.

     3.20    Brokers' Fees.  The Seller has no liability or obligation to pay
             -------------
any fees or commissions to any broker, investment banker, finder or agent with respect to the transactions contemplated by this Agreement or any other Transaction Document.

     3.21    Intentionally Omitted.

     3.22    Products.
             --------

               (a) All products, and the delivery thereof, sold by or on behalf of the Seller as part of the Comfort Living Business have been in material conformity with all applicable contractual commitments and all expressed or implied warranties (including warranties imposed by the application of law) and no material liability exists or is reasonably expected to arise for replacement or damage in connection with such sales or deliveries, except as are adequately reserved for on the Most Recent Comfort Living Balance Sheet. No products heretofore sold, delivered or leased by the Seller as part of the Comfort Living Business are subject to any guarantee, express warranty, claim for product liability, or patent or other indemnity, other than those products sold, delivered or leased in accordance with the standard terms and conditions of sale or lease of the Seller set forth on Schedule 3.22(a) of the Seller Disclosure
                    ----------------
Schedule.

          (b)    Schedule 3.22(b) of the Seller Disclosure Schedule contains an
                 -----------------
accurate and complete statement of all express warranties of the Seller with respect to products sold by the Seller as part of the Comfort Living Business.

          (c)    Except as set forth on Schedule 3.22(c) of the Seller
                                        ----------------
Disclosure Schedule, all products sold by the Seller as part of the Comfort Living Business, whether in the United States or any foreign jurisdiction, have been approved by all required certification agencies in accordance with applicable law. All such approvals are listed on Schedule 3.22(c) of the Seller
                                                 ----------------
Disclosure Schedule and are in full force and effect, and there are no notices relating to the withdrawal of any such approval or requiring any modification of a product in order to preserve any such approval.

          (d) Schedule 3.22(d) of the Seller Disclosure Schedule contains a
              ----------------
complete and accurate list and summary description of all debts, liabilities, claims or obligations of any nature or kind whatsoever known to Seller, whether due, to become due, accrued, absolute, contingent or otherwise ("Liabilities"),
                                                                 -----------
arising from or alleged to arise from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product sold by the Seller as part of the Comfort Living Business. There are no pending or, to Seller's knowledge, overtly threatened recalls of, and no report relating to a recall has been filed or is required to have been filed by the Seller with respect to, any products sold by the Seller as part of the Comfort Living Business under any applicable foreign, federal, state or local law or regulations. To the knowledge of the Seller, there is no basis for any assertion against the Seller of any Liabilities in respect of the products sold by the Seller as part of the Comfort Living Business.

          (e) The total number of products sold by the Seller as part of its Comfort Living Business and returned by customers of Seller, or in respect of which customers have made a warranty claim, request for refund or similar claim, during the period from January 1, 2000 through September 30, 2000 is less than 7.5% of the total number of gross sales made by the Seller with respect to its Comfort Living Business for each month during this period. The Seller is not aware of any facts or circumstances that suggest that there will be or which would result in an increase in the number of returns or warranty or similar claims after the date of this Agreement.

     3.23    Contracts.
             ---------

               (a) Schedules 2.1(a), (b) and (d) of the Seller Disclosure
                   ----------------------------
Schedule set forth all of the Operating Agreements and agreements relating to Intellectual Property and the Comfort Living Business, respectively (collectively, the "Assigned Contracts"). Each Assigned Contract is in full
                    ------------------
force and effect, is valid and enforceable in accordance with its terms, and has not been amended other than as indicated on such Schedule. There is no default by the Seller under any Assigned Contract and, to the knowledge of the Seller, there is no default by any of the other parties under any such Assigned Contract. No party to any Assigned Contract has indicated to the Seller that it intends to terminate the same or does not intend to renew or extend the same at the next renewal or expiration date thereunder.

               (b) The Seller has previously provided to the Buyer true and complete copies of each Assigned Contract (including any amendments thereto) to which it is a party.

               (c) Except for Assigned Contracts, the Seller shall retain all right, title and interest to any other contract, agreement, lease or other legally binding commitment, agreement or understanding, whether written or oral (collectively, the "Excluded Contracts") to which the Seller is a party, and
                    ------------------
Buyer shall not obtain any right, title or interest in or to such Excluded Contracts.

     3.24    Address Lists.
             -------------

               (a) To the Seller's knowledge, the Address Lists set forth on Schedules 2.1(c)(i), 2.1(d)(ii), 2.1(d)(iii) and 2.1(d)(iv) of the Seller
-----------------------------------------------------------
Disclosure Schedule which are to be made available to the Buyer and HCEN pursuant to the Transition Plan and as of the Signing Date and delivered at the Closing are complete and accurate description of all email addresses, mailing addresses, and any other contact information in relating to Persons listed thereon which are in the possession of or used by the Seller in connection with it's business. The Seller believes that all Persons listed on the Address Lists are valid customers, suppliers, subscribers, member's of the Seller's Affiliate Program, content providers, healthcare and pharmaceutical experts, contributors or otherwise associated with the Seller's business and believes that all their respective email addresses, mailing addresses, and other contact information are true and correct.

               (b) Within a margin of error no greater than 2.5%, the Customer Lists contain an aggregate of not less than 400,000 unique email addresses listed thereon and the Affiliate List contains an aggregate of not less than 6,500 unique Persons listed thereon, provided that it is understood by the parties that the term "unique" as used in this Section 3.24(b), only applies to the Address List in question.

               (c) The Seller does not have knowledge and has not received any written or oral evidence that a Material number of the Persons listed on the Address Lists are unhappy, dissatisfied or otherwise discontent with the transactions or dealings they have had with the Seller for any reason whatsoever, including, but not limited to complaints concerning poor customer service from the Seller, significant back orders or delays in receiving services or products from the Seller, poor or substandard quality of the Seller's services or products, or errors in the shipment and delivery of such services or products by the Seller. For the Purposes of this Section 3.24 and Section 3.25, "Material" shall mean 5% of the Persons listed on the Address Lists.
 --------

               (d) The list of the persons that have registered for the Seller's promotion that provided such customers of the Seller (the "Participating Customers") with lifetime price protection on products initially
 -----------------------
purchased during the promotion period ("the Seller Price Protection Promotion")
                                        -------------------------------------
to be delivered at the Closing contains a complete and accurate description of all email addresses, mailing addresses and other contact information relating to such Participating Customers. The Participating Customers constitute less than 25% of the unique email addresses on the Customer Lists. HCEN is under no legal obligation to offer the Seller Price Protection Promotion or honor the Seller Price Protection Promotion to Participating Customers. The Seller required all Participating Customers to accept the terms and conditions of the Seller Price Protection Program, which terms and conditions (including any amendments, modifications and supplements) are attached to and are a part of Schedule
                                                                 --------
3.24(d) of the Seller Disclosure Schedule. The Seller Price Protection Promotion
-------
has been discontinued.

               (f) The Seller has not engaged in any fraudulent conduct with respect to any customer of, supplier to, or other Person associated with, the Seller's business.

     3.25    Comfort Living Business.
             -----------------------

               (a) Schedule 2.1(d) of the Seller Disclosure Schedule sets forth
                   ---------------
the Comfort Living Assets and is a complete and accurate description of all the business, assets and/or properties used by the Seller exclusively or primarily in connection with the Comfort Living Business, and there are no business, assets and/or properties of the Seller which the Seller has not listed on
Schedule 2.1(d) which are necessary for the Seller's operation of the Comfort
---------------
Living Business.

               (b) Except as set forth on Schedule 3.25(b) of the Seller
                                          ----------------
Disclosure Schedule, Seller believes that (i) all customers (excluding such number of customers which is not Material), suppliers and wholesalers of and to, and Persons otherwise associated with, the Comfort Living Business (collectively, the "Comfort Living Persons") are satisfied with their respective
                    ----------------------
relationships with MCI or Comfort Living; (ii) none of the Comfort Living Persons has cancelled or otherwise terminated, or made any written or verbal threat to the MCI or Comfort Living to cancel or otherwise terminate, for any reason, it's relationship with the Comfort Living Business;
(iii) to the Sellers' knowledge, none of the Comfort Living Persons intend to cancel or otherwise terminate it's relationship with the Comfort Living Business or to decrease materially its usage of the services or products of the Comfort Living Business; and (iv) the Sellers have not knowingly breached, so as to provide a benefit to any Seller that was not intended by the parties to any agreement with MCI or Comfort Living, or engaged in any fraudulent conduct with respect to any customer of, supplier or wholesaler to, or other Person associated with, the Comfort Living Business.

               (c) All of the inventories of the Comfort Living Business are, and will be as of the Closing, items of a quality usable or salable in the ordinary and usual course of business. The values at which the inventories are carried on the Most Recent Comfort Living Balance Sheet set forth on Schedule
                                                                     --------
2.1(d) of the Seller Disclosure Schedule reflect an inventory valuation policy
------
of Seller which is consistent with industry practice and which is in accordance with GAAP, consistently applied.

               (d) All accounts receivable, notes receivable and other receivables included in the Comfort Living Assets and set forth on Schedule
                                                                   --------
2.1(d) of the Seller Disclosure Schedule are valid, genuine and fully
------
collectible in the aggregate amount thereof, subject to normal and customary trade discounts less any reserves for doubtful accounts recorded on the Most Recent Comfort Living Balance Sheet. All accounts, notes receivable, and other receivables arising out of or relating to the Comfort Living Business on September 30, 2000 have been included in the Most Recent Comfort Living Balance Sheet and all accounts, notes receivable, and other receivables arising out of or relating to the Comfort Living Business on the Signing Date are set forth on
Schedule 2.1(d) of the Seller Disclosure Schedule.
---------------

          3.26    Stockholder Consents. Other than the written consent of (x)
                  --------------------
(i) the holders of at least a majority of the shares of the MCI's Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, voting together as a single class on an as converted bases, and (ii) the holders of at least a majority of each of (A) the outstanding shares of the MCI's Series B Convertible Preferred Stock, (B) the outstanding shares of the MCI's Series C Convertible Preferred Stock, (C) the outstanding shares of the MCI's Series D Convertible Preferred Stock and (D) the outstanding shares of the MCI's Series E Convertible Preferred Stock, and (y) the sole stockholder of Comfort Living, no other action, approval, vote or consent of any of the holders of the Sellers' securities is required under the certificate of incorporation or bylaws of any Seller or any applicable law to consummate this Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby.

          3.27    No Fraudulent Conveyance. On the Closing Date, the Seller will
                  ------------------------
not be rendered insolvent by the sale, transfer and assignment of the Assets pursuant to the terms of this Agreement and will not otherwise be insolvent. The Seller is not entering into this Agreement with the intent to defraud, delay or hinder its creditors and the consummation of the transactions contemplated by this Agreement will not have any such effect. The transactions contemplated in this Agreement will not constitute a fraudulent conveyance or any act with similar consequences or potential consequences, or otherwise give rise to any right of any creditor of the Seller whatsoever to lodge any claim against any of the Assets in the hands of the Buyer or HCEN after the Closing.

     3.28    Intentionally Omitted.
             ---------------------

     3.29    Year 2000.  To the Seller's knowledge, the systems and facilities
             ---------
operated by or on behalf of the Seller or any of its Subsidiaries in the conduct of their respective businesses are capable of providing uninterrupted and error-free recordation, storage, processing, output and presentation of data, including calendar dates falling before, on or after January 1, 2000. As of the date hereof, the Seller and its Subsidiaries have operated without any material Year 2000 problems.

     3.30    Intentionally Omitted
             ---------------------

     3.31    Disclosure.
             ----------

               (a) No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Seller Disclosure Schedule or in any other transaction document delivered to or to be delivered by the Seller pursuant to this Agreement, and no statement made by the Seller to its creditors in connection with the settlement of such creditor's claims, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, as a whole.

               (b) The Seller has disclosed to the Buyer any and all facts pertaining to the Assets (including but not limited to the Intellectual Property and Address Lists) that affects, or in the Seller's reasonable estimation are likely in the future to affect, the business conducted by the Assets or the Assets in a material adverse manner.

               (c) The Seller has disclosed to the Buyer all of the material assets of its business.

     3.32    No Other Representations or Warranties.  Except for the
             --------------------------------------
representations and warranties contained in this Agreement and in the Transaction Documents, the Sellers make no representation or warranty, expressed or implied, and the Sellers hereby disclaim any such other representation or warranty.

                                  ARTICLE IV
           ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLER
                CONCERNING TRANSFER OR RESTRICTIONS ON TRANSFER

          4.1  Purchase Entirely For Own Account.  This Agreement is made with
               ---------------------------------
the Seller in reliance upon the Seller's representation to the Buyer, which by the Seller's execution of this Agreement, the Seller hereby confirms the Securities to be acquired by the Seller will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that, except as set forth in
Section 4.2, the Seller has no present intention of selling, granting any participation in, or otherwise distributing the Securities. By executing this Agreement, the Seller further represents that the Seller does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Seller has not been formed for the specific purpose of acquiring the Securities.

          4.2  Transfer Restrictions.
               ---------------------

               (a) Subject to Sections 4.2(c), and as otherwise provided in
Section 4.2(b), the Seller agrees that it will not transfer the Securities except pursuant to a distribution, without consideration and in connection with a liquidation, to holders of Seller Capital Stock who are accredited investors, provided that such persons and entities shall agree in writing to give the Buyer
--------
the same representations and warranties as set forth in this Article IV and the same covenants as set forth in Section 6.12, 6.13 and 6.14, and provided further
                                                                -------- -------
that this Section 4.2(a) shall not apply to transfers pursuant to a registration statement or transfers after the twelve-month anniversary of the Closing, and provided further that Seller shall provide to Buyer and HCEN written notice of
-------- -------
any transfer of Securities pursuant to this Section 4.2(a), which written notice shall set forth the name, social security number, mailing address and amount of Securities transferred with respect to each transferee;

               (b) Subject to Section 4.2(c), and as otherwise provided in
Section 4.2(a), the Seller agrees that it will not transfer the Securities except to a person or entity (i) who shall agree in writing to give the Buyer the same representations and warranties as set forth in this Article IV and the same covenants as set forth in Section 6.12, 6.13 and 6.14, and (ii) with respect to whom the Seller shall provide an opinion of counsel, reasonably satisfactory to HCEN, that registration and qualification of the Securities is not necessary to effect such transfers under the 1933 Act, and provided further
                                                               -------- -------
that this Section 4.2(b) shall not apply to transfers pursuant to a registration statement or transfers after the twelve-month anniversary of the Closing; provided further that Seller shall provide to Buyer and HCEN written notice of
-------- -------
any transfer of Securities pursuant to this Section 4.2(b), which written notice shall set forth the name, social security number, mailing address and amount of Securities transferred with respect to each transferee; and

               (c) Except as set forth in Section 4.2(a) and (b) above, the Seller and any permitted transferee pursuant to Sections 4.2(a) or (b) above (each a "Permitted Transferee") will not, acting individually or together,
         --------- ----------
transfer to any Person any Securities without HCEN's or the Buyer's express written consent, provided that this Section 4.2(c) shall not apply to transfers
                 --------
after March 15, 2001.

          4.3  Disclosure of Information.  The Seller believes it has received
               -------------------------
all of the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Seller further represents that it has had an opportunity to ask questions and receive answers from HCEN and the Buyer regarding the Securities.

          4.4  Restricted Securities.  The Seller understands that the
               ---------------------
Securities have not been, and will not be as of the Closing Date, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller's representations as expressed herein. The Seller understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the Securities unless and until they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Seller acknowledges that, except as provided for in this Agreement, HCEN and the Buyer have no obligation to register or qualify the Securities for resale. The Seller further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to HCEN or the Buyer which are outside of the Seller's control, and which HCEN or the Buyer, respectively, are under no obligation and may not be able to satisfy.

          4.5  Legends.  The Seller understands that the Securities, and any
               -------
securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE PURCHASER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR AS SET FORTH IN THE ASSET PURCHASE AGREEMENT DATED OCTOBER 23, 2000 BETWEEN THE ISSUER, MORE.COM, INC. AND COMFORT LIVING, INC."

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR DISTRIBUTED EXCEPT IN COMPLIANCE WITH CERTAIN RESTRICTIONS SET FORTH IN AN ASSET PURCHASE AGREEMENT DATED OCTOBER 23, 2000 BETWEEN THE ISSUER, MORE.COM, INC. AND COMFORT LIVING, INC ."

               (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          4.6  Accredited Investor.  The Seller is an accredited investor as
               -------------------
defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          4.7  Corporate Securities Law . THE SALE OF THE SECURITIES THAT IS THE
               ------------------------
SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA. THE ISSUANCE OF SUCH SECURITIES OR THE RECEIPT OF ANY PART OF THE ASSETS FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

                                   ARTICLE V
                       REPRESENTATIONS OF HCEN AND BUYER

       HCEN and the Buyer represent and warrant to the Seller that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by the Chief Executive Officer of HCEN (the "HCEN Disclosure Schedule"), each of
                                          ------------------------
which exceptions shall specifically identify the relevant Section hereof to which it relates or be specifically enough stated to make it clear that it is also relevant to such Section:

     5.1     Organization.  HCEN and each of its Subsidiaries are corporations
             ------------
duly organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation, and have all requisite power and authority to own their properties and to carry on their business as now being conducted. HCEN has all requisite power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. HCEN and its Subsidiaries are duly qualified to do business and in good standing in all jurisdictions in which their ownership of property or the character of their business requires such qualification and where failure to be so qualified would reasonably be expected to have a

Material Adverse Effect. Certified copies of the Certificates of Incorporation and the Bylaws of HCEN and the Buyer, as amended to date, have been previously delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

     5.2     Intentionally Omitted.
             ----------------------

     5.3     Subsidiaries.  The only Subsidiaries of HCEN are those listed in
             ------------
the HCEN Disclosure Schedule.

     5.4     HCEN's Authorization.  The execution and delivery by HCEN and the
             --------------------
Buyer of this Agreement and the other Transaction Documents to which HCEN or the Buyer are a party and the consummation by HCEN and the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by HCEN and the Buyer This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of HCEN and the Buyer, enforceable against them in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the rights of creditors generally and subject to equitable remedies. The execution, delivery and performance of this Agreement and the other Transaction Documents to which HCEN or the Buyer are a party, and the consummation by HCEN and the Buyer of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice of the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to HCEN (assuming compliance with the requirements of the HSR Act) and which would reasonably be expected to have a Material Adverse Effect; (b) violate the provisions of the Certificates of Incorporation or Bylaws of HCEN or the Buyer; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of HCEN or of any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which HCEN or any of its Subsidiaries is a party or by which HCEN or any of its Subsidiaries is or may be bound and which would reasonably be expected to have a Material Adverse Effect.

     5.5     SEC Filings; Financial Statements.
             ---------------------------------

             (a) HCEN has filed and provided to the Seller all forms, reports and documents, including all exhibits thereto, required to be filed by HCEN with the SEC since December 7, 1999 (the date on which its initial public offering became effective), including its Form 10-K filed for the year ended December 31, 1999 and its Form 10-Q's for the quarters ended March 31, 2000 and June 30, 2000, respectively (collectively,the

"HCEN SEC Reports"). The HCEN SEC Reports (i) at the time filed, complied in
 ----------------
all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such HCEN SEC Reports or necessary in order to make the statements in such HCEN SEC Reports, in the light of the circumstances under which they were made, not misleading.

             (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the HCEN SEC Reports, including HCEN's unaudited consolidated balance sheet as of June 30, 2000 ("Most Recent
                                                                  -----------
HCEN Balance Sheet") complied as to form in all material respects with the
------------------
applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented in all material respects the consolidated financial position of HCEN as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated (subject to normal and recurring year-end adjustments).

             (c) Since June 30, 2000, HCEN has not suffered any Material Adverse Effect, and no event has occurred which reasonably would be expected to result in a Material Adverse Effect.

     5.6     Intentionally Omitted.
             ---------------------

     5.7     Litigation.  There is no action, suit, proceeding, claim,
             ----------
arbitration or investigation pending, or to the knowledge of HCEN, threatened, against HCEN or the Buyer which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

     5.8     Disclosure.  No representation or warranty by HCEN contained in
             ----------
this Agreement, and no statement contained in the HCEN Disclosure Schedule or in any other transaction document delivered to or to be delivered by HCEN pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, as whole.

                                  ARTICLE VI
                                   COVENANTS

     6.1     Conduct of Business.  From the date hereof until the earlier of the
             -------------------
Closing Date or the date of any termination of this Agreement pursuant to
Article VIII hereof, except as otherwise required or contemplated hereunder or with the prior written approval of the Buyer, the Seller will conduct its operations in accordance with the Transition Plan.

     6.2     Access to Information; Consultation; Confidentiality.  From the
             ----------------------------------------------------
date hereof until the earlier of the Closing Date or the date of any termination of this Agreement pursuant to Article VIII hereof, the Seller, upon reasonable notice, will (i) except for customer information which is not required to be disclosed pursuant to the Transition Plan until the Closing, disclose and make available during normal business hours, and use commercially reasonable efforts to cause its agents and authorized representatives (including legal counsel and independent public accountants) to disclose and make available during normal business hours (unless such information is not located on the premises, in which case access shall not be limited to normal business hours), to HCEN, the Buyer and their representatives all books, papers, records, files, facilities and personnel of the Seller, including, but not limited to, the general ledger and all other books of account, all financial statements, Tax records, Tax returns, minute books of meetings of the Board of Directors of the Seller and its committees and stockholders, all organizational documents, all information relating to the Seller's websites, products, business methods, services (including, but not limited to, research and development reports and data on competitors and the markets for the products sold by the Seller), contracts and agreements, loan files, filings with any Governmental Entity, accountants' work papers, litigation and claim files, employment agreements and employee plans affecting employees or former employees of the Seller and any other business activities or prospects of the Seller as HCEN, the Buyer or their representatives may from time to time reasonably request and (ii) cause its management and other employees, agents and authorized representatives (including legal counsel and independent public accountants) to be available to confer with the Buyer and its representatives during regular business hours; provided
                                                                 --------
however, that no such access, disclosure or conference afforded to HCEN and the
-------
Buyer according to this Section 6.2 shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Seller contained in the Transaction Documents or any right of HCEN and the Buyer to rely on any of Seller's such representations, warranties and covenants. The Seller will, and will cause its employees, agents and representatives to, cooperate in good faith with HCEN, the Buyer and their representatives in connection with any access, disclosure or conference provided for in this
Section 6.2 including, without limitation, providing the Buyer with any written authorization necessary to obtain from any Governmental Entity information with respect to the Seller. HCEN and the Buyer will maintain the confidentiality of all confidential information provided to it in accordance with this Section 6.2 pursuant to the terms of the Non-Disclosure Agreement, effective as of August 16, 2000, among the Seller and HCEN (the "Confidentiality Agreement"); provided,
                                          -------------------------    ---------
however, that HCEN's and the Buyer's obligations under the Confidentiality
-------
Agreement with respect to confidential information relating specifically to the Assets shall terminate and be of no force or effect from and after the Closing. The Seller will maintain the confidentiality of, and will ensure that its employees, former employees, directors, consultants, agents and authorized representatives maintain the confidentiality of, all confidential information related to the Assets and to the Seller's business and operations. The Seller's obligation to maintain confidentiality in accordance with the preceding sentence will continue in full force and effect from and after the Closing.

     6.3     Consents and Approvals.  As soon as practicable after the execution
             ----------------------
of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to obtain all Consents necessary for (i) the Seller to transfer the Assets to the Buyer or otherwise to lawfully consummate this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; and (ii) the Buyer to own, lease, use and operate the Assets at the places and in the manner in which such Assets are owned, leased, used and operated as of the date of this Agreement and on the Closing Date. The parties hereto shall cooperate with one another in exchanging such information and shall provide one another with such reasonable assistance as may be required by any Governmental Entity or as any other Person may reasonably request in connection with the foregoing.

     6.4     Notification of Certain Matters.  Each party hereto (the "Notifying
             -------------------------------                           ---------
Party") shall give prompt notice to the other parties hereto of (i) the
-----
occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Notifying Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the Notifying Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that the
                                                  --------- -------
delivery of any notice pursuant to this Section 6.4 shall not cure such failure or limit or otherwise affect the remedies available hereunder to the parties receiving such notice. Without limiting the generality of the foregoing, from the date hereof through the earlier of the Closing Date and the date of any termination of this Agreement pursuant to Article VIII hereof, the Notifying Party shall promptly notify the other parties hereto of any action or proceeding of the type required to be described in Section 3.15 or 5.7 hereof that is commenced or, to its knowledge, threatened against the Notifying Party, or against any officer or director of the Notifying Party or any of its Subsidiaries with respect to the affairs of the Notifying Party, and of any request for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby.

     6.5     Commercially Reasonable Efforts. Each of the parties to this
             -------------------------------
Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     6.6     No Solicitation.  From the date hereof until the earlier of the
             ---------------
Closing Date and the date of any termination of this Agreement pursuant to
Article VIII hereof, the Seller and its representatives shall not, and the Seller shall not permit any of its employees, stockholders, consultants, or advisors, to directly or indirectly, (a) furnish any written or oral information relating to the Assets or afford access to the facilities, books and records or personnel of the Seller or its business to any Person in connection with the matters set forth in Section 6.6(b) other than HCEN, the Buyer and their representatives or (b) distribute a proposed agreement contemplating, initiate, pursue, engage in or continue any discussions or negotiations relating to, or solicit, initiate, encourage, discuss or accept any offers for, the sale of the Assets to any Person other than the Buyer.

     6.7     Public Announcements.  Prior to issuing any press release or making
             --------------------
any public statement pertaining to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, HCEN shall notify the Seller, and the Seller shall notify HCEN, and neither HCEN (or its Affiliates), on the one hand, nor the Seller, on the other hand, shall issue, authorize or cause to be issued any such press release or make any such public statement without obtaining the written approval (which shall not be unreasonably withheld) of the party or parties so notified, except that the financial terms of this Agreement and any other Transaction Document shall not be disclosed by either HCEN (and its Affiliates), on the one hand, nor the Seller, on the other hand, without obtaining the prior consent of the other, which consent may be withheld in the other's sole discretion; provided, however,
                                                              --------- -------
that each party hereto will in any event have the right to issue any such release or statement upon advice of its counsel that such issuance is required in order to comply with applicable law or an applicable stock exchange rule, in which event the disclosing party will endeavor to provide prior notice of such disclosure to the other party. Subject to the foregoing approval, the Seller acknowledges that HCEN will issue press releases in connection with the transactions contemplated in this Agreement and the Transaction Documents.

     6.8     Supplemental Disclosure.  The Seller shall promptly inform the
             -----------------------
Buyer in writing of any fact or circumstance known to Seller that would constitute a material breach of any representations or warranties contained in
Article II or III or would cause any of the conditions set forth in Section 7.1 or 7.2 hereof not to be fulfilled.

     6.9     Intentionally Omitted.
             ---------------------

     6.10    Repayment of Obligations.  The Seller hereby covenants to take any
             ------------------------
and all actions necessary to ensure that, as of the Closing, any loans made to the Seller from third parties, the repayment of which is secured by a Lien on any Asset, will be repaid in full, forgiven or otherwise settled (such that all of Seller's obligations under such loans shall have been cancelled and terminated in full). The Seller shall provide to the Buyer documentation reflecting the foregoing cancellations, terminations, relinquishments, waivers and releases.

     6.11    Non-Competition Agreement.
             -------------------------

               (a) In consideration of the Buyer entering into this Agreement, the Seller undertakes that for five (5) years after the Closing Date it will not:

                   (i) participate, assist or otherwise be directly or indirectly involved or concerned, financially or otherwise, as a member, shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, beneficiary, partner, associate, trustee, financier or otherwise in any business or activity which is the same as or substantially similar to HCEN's business as a supplier of healthcare information, products and services, both online and offline, as presently conducted, or proposed to be conducted by HCEN or any material part of it (a "Restricted Business");
                                    -------------------

                   (ii) solicit, canvass, induce or encourage directly or indirectly any employee or consultant of HCEN to leave the employment or consultancy of HCEN;

                   (iii) solicit, canvass, approach or accept any offer from any person or entity who was at any time during the 24 months immediately preceding the Closing Date a customer or supplier of HCEN with a view to establishing a relationship with or obtaining the patronage of that person or entity in a Restricted Business;

                   (iv) interfere or seek to interfere, directly or indirectly, with any relationship between HCEN and any client, customer, employee, consultant or supplier of HCEN.

               (b) If any of the separate and independent covenants and restraints referred to in clause (a) of this Section 6.11 are or become invalid or unenforceable for any reason then that invalidity or unenforceability will not affect the validity or enforceability of any other separate and independent covenants and restraints.

               (c) If any prohibition or restriction contained in clause (a) of this Section 6.11 is judged to go beyond what is reasonable in the circumstances, but would be judged reasonable if that activity was deleted or that period or area was reduced, then the prohibitions or restrictions apply with that activity deleted or period or area reduced by the minimum amount necessary.

               (d) The Seller acknowledges that:

                   (i)    the prohibitions and restrictions contained in clause
(a) of this Section 6.11 are reasonable and necessary; and

                   (ii) the Seller has received valuable consideration for agreeing to the covenants in clause (a) of this Section 6.11.

              (e) The Seller and HCEN acknowledge and agree that it will be difficult to compute the amount of damage or loss to HCEN if the Seller violated any of their agreements under this Section 6.11, that HCEN will be without an adequate legal remedy if the Seller violated the provisions of this Section 6.11, and that any such violation may cause substantial irreparable injury and damage to HCEN not fully compensable by monetary damages. Therefore, the Seller and HCEN agree that in the event of any violation by the Seller of this Section 5.11, HCEN shall be entitled (i) to recover from the Seller monetary damages,
(ii) to obtain specific performance, injunctive or other equitable relief, of either a preliminary or permanent type, and (iii) to seek any other available rights or remedies at law or in equity which may be exercised concurrently with the rights granted hereunder.

     6.12     Prohibition on Re-Sale and Hedging.  Except as otherwise provided
              ----------------------------------
for in this Agreement, including as provided in Section 4.2 hereof, the Seller hereby agrees, and any Permitted Transferee shall be required to agree, that from the date of this Agreement and continuing through March 15, 2001, neither the Seller nor any Permitted Transferee will offer any of the Securities for re-sale or otherwise dispose of them without the prior written consent of the Buyer, nor shall the Seller or its Permitted Transferees directly or indirectly engage in short sales, derivative transactions or any similar hedging techniques or strategies involving any of the Securities.

     6.13     Registration of Shares issued to the Seller Shareholders and
              ------------------------------------------------------------
Transferred to Permitted Transferees.
------------------------------------

              (a) Shelf Registration. Within 30 days following March 15, 2001, HCEN shall prepare and file with the SEC a "Shelf" registration statement (such registration statement including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, a Registration Statement") covering all of the Securities (including any shares
-----------------------
of HCEN capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to such Securities) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3. HCEN shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to HCEN pursuant to a written opinion letter to such effect (the "Effectiveness
                                                                  -------------
Period").  Anything to the contrary contained herein notwithstanding, HCEN shall
------
not voluntarily take any action that would prevent the sale of the Securities during the Effectiveness Period, unless such action is required under applicable law, as evidenced by an opinion of counsel to HCEN or such other evidence as the Seller or Permitted Transferees holding not less than 50% of the Securities may deem acceptable, or HCEN has, upon written advice of counsel, filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

        (b)  Piggyback Registration Rights.  Subject to the restrictions upon
             -----------------------------
resale provided in Section 6.12 hereof, if at any time beginning after December 7, 2000 and expiring on the third anniversary thereof, HCEN shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, HCEN will:

             (i) promptly give to the Seller and, provided that the written notice with respect to each Permitted Transferee set forth in Sections 4.2(a) or
(b) hereof have been properly delivered to Buyer and HCEN, each Permitted Transferee, written notice thereof; and

             (ii) include in such registration the Securities specified in a written request ("Registrable Securities") made by the Seller and/or Permitted
                  ----------------------
Transferees (such Permitted Transferees, together with the Seller in the event that the Seller shall also request registration of its Securities, are referred to herein as the "Selling Holders"), within ten (10) days after receipt of the
                  ---------------
written notice from HCEN described in clause (i) above, except as set forth in
Section 6.13(b) below.

Notwithstanding the foregoing, HCEN shall not be required to include in any such registration shares the Selling Holders request to be included in the registration if all of such shares could then be sold by the Selling Holders pursuant to Rule 144 under the Securities Act or, if such registration will not cover an underwritten offering, pursuant to the "Shelf" registration statement provided for in Section 6.13(a) hereof.

       If the registration of which HCEN gives notice is for a registered public offering involving an underwriting, HCEN shall so advise the Selling Holders as a part of the written notice given pursuant to this Section 6.13(b). In such event the right of any Selling Holder to registration pursuant to this Section 6.13(b) shall be conditioned upon the such party's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. The Selling Holders shall, if he, she or it proposes to distribute its securities through such underwriting (together with HCEN and other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by HCEN. Notwithstanding any other provision of this Section 6.13(b), if the representative of the underwriters advises HCEN that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting. HCEN shall so advise all holders of securities that are entitled to be included in the registration and underwriting and participation shall be allocated first to HCEN for securities being sold for its own account, and the balance, if any, of the number of shares that may be included in the registration statement and underwriting shall be allocated among the Seller, the Selling Holders and other HCEN stockholders who have the right to and elect to sell shares in such offering ("Other Rights
                                                              ------------
Holders") in proportion, as nearly as practicable, to the respective amounts of
-------
shares which they had requested to be included in such registration at the time of filing the registration statement; provided however, that, in the event that
                                      -------- -------
the amount of securities held by HCEN stockholders that have the right to and elect to sell shares in the underwritten offering are limited, none of the Registrable Securities held by the Selling Holders shall be included in the registration unless the amount of securities held by Other Rights Holders that are entitled to be included, and request to be included pursuant to HCEN's First Amended and Restated Investors' Rights Agreement dated August 27, 1999, represent at least thirty (30%) of the total number of securities included in such offering.

        (c)  Expenses of Registration.  HCEN shall pay all Registration Expenses
             ------------------------
(as hereafter defined) in connection with any registration, qualification or compliance pursuant to this Section 6.13, and the Selling Holders shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by him, her or it. For purposes of this Section 6.13, "Registration Expenses" shall mean
                                            ---------------------
all expenses, except as otherwise stated below, incurred by HCEN in complying with Sections 6.13(a), 6.13(b) and 6.13(d), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for HCEN, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration and the reasonable fees and expenses of one counsel for all of the Selling Holders up to a maximum of $25,000. For purposes of this Section 6.13(c), "Selling Expenses" shall mean all selling discounts, commissions and stock
 ----------------
transfer or other Taxes applicable to the Registrable Securities and all fees and disbursements of counsel for the Selling Holders.

        (d)  Registration Procedures. In the case of any registration effected
             -----------------------
by HCEN pursuant to this Section 6.13, HCEN will keep the Selling Holders advised in writing as to the initiation of each registration and as to the completion thereof. HCEN will:

             (i) Not less than ten (10) days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (A) furnish to the Seller, the Selling Holders and their designated counsel, and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Seller, the Selling Holders, their counsel and such managing underwriters, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to the Selling Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.

             (ii) (A) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period; (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force); (C) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Selling Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period.

             (iii) File such supplements or attach "stickers" to the Registration Statement or prospectus as and when required by the SEC to evidence a material amount of resales by the Selling Holders pursuant to a prospectus.

             (iv) Notify the Selling Holders of Registrable Securities to be sold, their designated counsel and any managing underwriters as promptly as reasonably possible (and, in the case of (A)(1) below, not less than five (5) days (or, in the case of a supplement or "sticker" required to be filed or attached, within two (2) days) prior to such filing) and (if requested by any such person) confirm such notice in writing no later than two (2) days following the day (A)(1) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (2) when the SEC notifies HCEN whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (HCEN shall provide true and complete copies thereof and all written responses thereto to each of the Holders and to their designated counsel); and
(3) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement or prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; and (D) in the case of underwritten offerings, if at any time any of the representations and warranties of HCEN contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (E) of the receipt by HCEN of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (F) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (v) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

             (vi) If requested by any managing underwriter or the holders of a majority of the Registrable Securities to be sold in connection with an underwritten offering, (A) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such holders reasonably agree should be included therein, and (B) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after HCEN has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that HCEN shall not be required to take any action pursuant to this subsection (vi) that would, in the opinion of counsel for HCEN, violate applicable law or be materially detrimental to the business prospects of HCEN.

             (vii) Furnish to the Seller, each Selling Holder, their designated counsel and any managing underwriters, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

             (viii) Promptly deliver to the Seller, each Selling Holder, their designated counsel, and any underwriters, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and HCEN hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Seller, the Selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

             (ix) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the Seller, the Selling Holders, any underwriters and their designated counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Seller, any Selling Holder, or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that HCEN shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject HCEN to any material tax in any such jurisdiction where it is not then so subject.

             (x) Cooperate with the Seller, the Selling Holders, and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such managing underwriters or Selling Holder may request.

             (xi)    Upon the occurrence of any event contemplated by Section
(iv)(F) hereof, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

             (xii) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by HCEN are then listed or quoted, and in connection therewith to file with the Nasdaq National Market (or such other exchange or quotation system as is then the principal trading market for HCEN's Common Stock) an application for listing of additional shares with respect to the Registrable Securities.

             (xiii) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of the Registration Statement.

             (xiv) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by any managing underwriters and the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (A) make such representations and warranties to such Selling Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings (subject to the scheduling of appropriate exceptions to insure such representations and warranties are accurate), and confirm the same if and when requested; (B) in the case of an underwritten offering obtain and deliver copies thereof to the Seller, each Selling Holder and the managing underwriters, if any, of opinions of counsel to HCEN and updates thereof addressed to the Seller, each Selling Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and the designated counsel of the Selling Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such designated counsel and underwriters; (C) use its reasonable best efforts immediately prior to the effectiveness of the Registration Statement, and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto, deliver copies to the Seller, the Selling Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof obtained from the independent certified public accountants of HCEN (and, if necessary, any other independent certified public accountants of any subsidiary of HCEN or of any business acquired by HCEN for which financial statements and financial data is, or is required to be, included in the Registration Statement); (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Registrable Securities participating in such underwritten offering); and (E) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their designated counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by HCEN.

             (xv) Make available for inspection by the Seller, the Selling Holders, any representative of such parties, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by the Seller, the Selling Holders or by the underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of HCEN and its subsidiaries, and cause the officers, directors, agents and employees of HCEN and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by HCEN in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (W) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (X) disclosure of such information, in the opinion of counsel to such person, is required by law; (Y) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person; or (Z) such information becomes available to such person from a source other than HCEN and such source is not known by such person to be bound by a confidentiality agreement with HCEN.

             (xvi) Comply with all applicable rules and regulations of the SEC.

        (d)  Information by Selling Holder.  Each Selling Holder of Registrable
             -----------------------------
Securities shall furnish to HCEN such information regarding such Selling Holder and the distribution proposed by such Selling Holder as HCEN may reasonably request in connection with any registration, qualification or compliance referred to in this Section 6.13, but only to the extent that such information is required in order for HCEN to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Selling Holder covenants that it will promptly notify HCEN of any changes in the information set forth in the Registration Statement or otherwise provided by such Selling Holder to HCEN regarding such Selling Holder or the Seller's or such Selling Holder's plan of distribution as a result of which the Registration Statement or any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding the Seller, such Selling Holder or their intended methods of distribution of such Registrable Securities or omits to state any material fact regarding the Seller, such Selling Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, not misleading.

        (e)  Indemnification and Contribution.
             --------------------------------

             (i) HCEN agrees to indemnify and hold harmless each Selling Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Selling Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, or any violation or alleged violation by HCEN of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, and HCEN will, as incurred, reimburse such Selling Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity contained in this Section 6.13(e)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of HCEN (which consent shall not be unreasonably withheld), nor shall HCEN be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (A) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to HCEN by such Selling Holder specifically furnished for use in preparation of the Registration Statement, (B) the failure of such Selling Holder to comply with any of the covenants and agreements contained in this Section 6.13, or (C) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Holder prior to the pertinent sale or sales by the Selling Holder.

           (ii) Each Selling Holder, severally and not jointly, agrees to indemnify and hold harmless HCEN from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which HCEN may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to HCEN by such Selling Holder in an instrument executed by such Selling Holder and specifically stated to be for use in preparation of the Registration Statement, or any violation or alleged violation by the Selling Holder of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, provided, however, the indemnity contained in this Section 6.13(e)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Selling Holder (which consent shall not be unreasonably withheld), and provided that no Selling Holder shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected in a writing delivered to HCEN at least two business days before the sale from which such loss arose, (B) the failure of the such Selling Holder to comply with any of the covenants and agreements contained in Section 6.13, or (C) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Holder prior to the pertinent sale or sales by the Selling Holder; and each Selling Holder, severally and not jointly, will, as incurred, reimburse HCEN for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the amount payable by any Selling Holder to HCEN pursuant to this Section 6.13(e) by reason of a sale of HCEN Common Stock by such Selling Holder exceed the amount of the net proceeds to such Selling Holder from the sale of HCEN Common Stock from which such liability arose.

             (iii) Promptly after receipt by any indemnified person under subsections (i) or (ii) above of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.13(e), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (provided, however, that no failure to provide such notice shall relieve any indemnifying person of any liability hereunder except to the extent that such indemnifying person is prejudiced thereby), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided, however that if more than one indemnified person makes a claim against an indemnifying person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

             (iv) if the indemnification provided for in this Section 6.13(e) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each such party, as well as any other relevant equitable considerations, provided, however, that any contribution by a Selling Holder shall not exceed the net proceeds to such Selling Holder for the sale of HCEN Common Stock from which such liability arose, except in the case of willful fraud by such Selling Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HCEN on the one hand or the Selling Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. HCEN, the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.13(e) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this
Section 6.13(e)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 6.13(e)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

             (v)   The obligations of HCEN and the Selling Holders under this
Section 6.13(e) shall be in addition to any liability which HCEN and the respective seller may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of HCEN or any Selling Holder, and to each person, if any, who controls HCEN or any Selling Holder within the meaning of the Securities Act or the Exchange Act.

        (f)  Restrictive Legend.  Each certificate representing Securities shall
             ------------------
bear substantially the following legend (in addition to any legends required under applicable securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

The legend contained in this Section 6.13(f) shall be removed from a certificate in connection with any sale in compliance with (a) the terms of this Agreement and pursuant to the Registration Statement or a registration statement covered by Section 6.13(b), or (b) pursuant to Rule 144 (if accompanied by any legal opinion reasonably required by HCEN), but shall not be removed in any other circumstance without HCEN's prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

        (g)  Rule 144 Reporting. With a view to making available the benefits of
             ------------------
certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, HCEN agrees to use its reasonable best efforts to:

             (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Closing;

             (ii) File with the SEC in a timely manner all reports and other documents required of HCEN under the Securities Act and the Exchange Act; and

             (iii) So long as a Selling Holder owns any Registrable Securities, to furnish to that Selling Holder forthwith upon request a written statement by HCEN as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of HCEN, and such other reports and documents of HCEN as such Selling Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Selling Holder to sell any such Registrable Securities without registration.

     6.14  Pooling of Interests. After the Closing Date, the Seller agrees not
           --------------------
to take or agree to take any action which would prevent HCEN or the Buyer from accounting for any business combination it may enter into, as a pooling of interests.

     6.15   HCEN Guarantee.  Subject to the terms of the Transaction Documents,
            --------------
HCEN hereby irrevocably and unconditionally guarantees the performance by the Buyer of its obligations under this Agreement and all other Transaction Documents at all times. HCEN hereby agrees that this guarantee is unconditional, and no release or extinguishment of the Buyer's obligations or liabilities (other than in accordance with the terms of this Agreement), whether by decree in bankruptcy or otherwise, shall affect the continuing validity or enforceability of this guarantee. Notwithstanding anything to the contrary herein, HCEN shall have the benefit of and the right to assert as a defense any and all defenses to claims and any and all setoffs that are available to HCEN or the Buyer or both as primary obligors under this Agreement.

     6.16   Transition Plan.  The Seller agrees to comply with all terms of the
            ---------------
Transition Plan.

     6.17    Tax Returns.  Seller shall, to the extent that failure to do so
             ------------
could adversely affect the Assets following Closing, (a) continue to file in a timely manner all returns and reports relating to Taxes, and such returns and reports shall be true, correct and complete and shall be subject to the review and consent of HCEN and Buyer which consent shall not be unreasonably withheld, and (b) be responsible for and pay when due any and all Taxes..

     6.18    Stockholder Approval.  Promptly following the date of this
             --------------------
Agreement, the Seller will give its stockholders all notices required by Delaware law to effect the purchase and sale of Assets.

     6.19    Legal Conditions.  Each of HCEN and the Seller shall take all
             ----------------
reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and the Uniform Commercial Code) and in connection with approvals of or filings with any other governmental entity and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed in connection with the Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby.

     6.20    Regulatory Filings; Consents; Reasonable Efforts.
             ------------------------------------------------

             (a) Each of HCEN and the Seller shall use its reasonable best efforts to promptly (i) obtain from any Governmental Entity any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by HCEN or the Seller or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, including those required under HSR, and (ii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby required under the Securities Act and the Exchange Act and any other applicable federal, state or foreign securities laws.

             (b) Each of HCEN and the Seller shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any
                      --------------
administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this

Agreement as violative of any Antitrust Law, each of HCEN and the Seller shall cooperate and use all reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents,
                       -----
or restricts consummation of the transactions contemplated by the Transaction Documents or any such other transactions, unless by mutual agreement HCEN and the Seller decide that litigation is not in their respective best interests. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Each of HCEN and the Seller shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

             (c)  Notwithstanding anything to the contrary in Section 6.20(a) or
(b), (i) neither HCEN nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on HCEN or of HCEN combined with the Buyer after the Closing or (ii) neither the Seller nor its Subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on the Seller.

             (d) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with this Agreement or the transactions contemplated hereunder or (ii) seeking to restrain or prohibit the consummation of the Agreement, the other Transaction Documents or the transactions contemplated hereby and thereby or otherwise limit the right of HCEN or its subsidiaries to own or operate all or any portion of the businesses or assets of the Seller or its subsidiaries.

     6.21    Employment of the Seller Employees.
             ----------------------------------

             (a) Seller shall use commercially reasonable efforts to cooperate with HCEN to ensure that the Comfort Living Employees will become employees of HCEN or its Affiliates following the Closing. Seller shall notify HCEN promptly if, notwithstanding the foregoing, any Comfort Living Employee terminates employment with Seller after the date of this Agreement but prior to the Closing. Prior to the Closing, HCEN or its Affiliates, after notice to Seller as to the timing and method of contact, shall have the right to contact any of the other Seller employees for the purposes of making offers of employment with HCEN or its Affiliates and receiving written acceptances of such employment (in each case contingent on consummation of the transactions contemplated by this Agreement). Each Seller employee (including the Comfort Living Employees) who actually transfers to employment with HCEN (or any Affiliate designated by HCEN) as a result of an offer of employment made by HCEN or its Affiliates is hereafter referred to as a "Transferred Employee."
                                                      --------------------
Seller will be fully responsible for all amounts payable to any employee (including any Transferred Employee), including (without limitation) all termination payments, redundancy compensation, severance pay, accrued vacation pay and other amounts payable in respect of the termination of employment of any Seller employee prior to or in connection with the sale of the Assets to the Buyer. In addition, subject to payment of the salaries of the Comfort Living Employees by HCEN as provided in Section 6.23 hereof, Seller will be fully responsible for all amounts owing to Transferred Employees prior to Closing. Seller further acknowledges that each of its employees as of the Closing Date who are not Transferred Employees shall not be employees of HCEN (or any Affiliate designated by HCEN) after the Closing; provided that Seller shall have no obligation to terminate the employment of any of its employees.

             (b) The employment of the Transferred Employees by HCEN or its Affiliates shall commence at the later of 12:01 a.m. on the day after the Closing Date, or the day following termination of such Transferred Employee's employment with Seller. The terms of employment with HCEN (or any Affiliate designated by HCEN) shall be as mutually agreed to between each Transferred Employee and HCEN (or HCEN's Affiliate, as the case may be). Between the Signing Date and the Closing Date, Seller will provide each Transferred Employee that remains employed by Seller with the same level of compensation as that currently provided by Seller.

     6.22    Interim Operating Funds   On the terms provided for herein, HCEN
             -----------------------
shall advance to MCI funds to pay actual expenses of Seller in paying the salaries of the Seller employees listed on Schedule 6.22 hereto (the "Transition
                                           -------------              ----------
Employees"). HCEN (or any Affiliate designated by HCEN) shall direct the
---------
activities of all Transition Employees. The daily salary of such Transition Employees is set forth on Schedule 6.22 hereto beside each Transition Employee's
                          -------------
name (based on a five Business Day work week), which salaries the Seller represents to HCEN and Buyer are the same daily salaries as that currently provided by Seller. HCEN shall pay such advances in three installments (each an "Advances" and collectively, the "Interim Operating Funds"), as follows:
 --------                         -----------------------

             (a) The first such Advance, in the amount of $90,000, was paid on October 20, 2000 and has been recorded under the terms of the promissory note, the form of which is attached hereto as Exhibit D (the "Promissory Note");
                                        ---------       ---------------

             (b) The second such Advance shall be paid no later than 10:00 a.m. California time on October 26, 2000, and shall be in the amount of the daily salaries for three Business Days, up to $90,000, of the Transition Employees retained as service providers by MCI for an additional three Business Day period beginning October 26, 2000, as evidenced by written notice provided to MCI by HCEN no later than 5:00 p.m. on October 25, 2000, which notice shall set forth the Transition Employees to be retained by MCI for such three Business Day period and the Transition Employees whom HCEN desires that MCI immediately terminate;

             (c) The third such Advance shall be paid no later than 10:00 a.m. California time on October 31, 2000 and shall be in the amount of the daily salaries for one Business Day, up to $30,000, of the Transition Employees retained as service providers by MCI for an additional Business Day, as evidenced by written notice provided to MCI by HCEN no later than the 5:00 p.m. on October 30, 2000, which notice shall set forth the Transition Employees to be retained by MCI to perform services on October 31, 2000, and the Transition Employees whom HCEN desires that MCI immediately terminate; provided that this third installment shall be reduced on a pro-rata basis to the extent that any Transition Employee whose three Business Day salary was advanced by HCEN to MCI pursuant to 6.22(b) hereof, and who did not fulfill his or her respective obligation to perform services for MCI on behalf of HCEN on October 26, 2000, October 27, 2000 and October 30, 2000.

     Each Advance shall be subject to and recorded on the Promissory Note. HCEN, Buyer and their Affiliates shall have no other obligation with respect to payments of salary, compensation, wages, health or similar benefits, commissions, bonuses (deferred or otherwise), severance, stock or stock options or any other sums due to any Transition Employee. All Transition Employees shall remain employees of Seller and Seller will be fully responsible for all amounts payable to any Transition Employee, including (without limitation) all termination payments, redundancy compensation, severance pay, accrued vacation pay, and any other amounts payable in respect of termination of employment of any Transition Employee. Notwithstanding the foregoing, HCEN (or any Affiliate designated by HCEN) reserves the right to offer employment and subsequently hire any Transition Employee (before or after Closing) ("Hired Employees"); provided
                                                    ---------------
that neither HCEN nor any of its Affiliates shall have any obligation to hire any Transition Employees or other employees of Seller, and provided further that Seller will be fully responsible for all amounts owing to Hired Employees for all sums due to the Hired Employees that accrued before the date such Hired Employee becomes an employee of HCEN (other than as otherwise provided for herein).

     6.23    Comfort Living Interim Operations.   HCEN shall direct operations
             ---------------------------------
related to the Comfort Living Business immediately following the Signing Date, including, without limitation, managing website operations and maintenance, engineering, customer service, product ordering, shipping and distribution, receiving, quality control, storage, picking, packaging, shipping, collections, refunds, exchanges, customer returns, product warranties, pricing and accounting, and shall pay all expenses directly related to such operations (including payment of the salaries of the Comfort Living Employees); provided further that any expenses, accounts payable or other liabilities accrued by Seller related to the Comfort Living Business or the Comfort Living Employees prior to the Signing Date, as listed on Schedule
                                                                     --------
6.23 of the Seller Disclosure Schedule, or any expenses of Seller not directly
----
related to operating the Comfort Living Business, shall be the exclusive responsibility of the Seller. Any operating expenses directly relating to the Comfort Living Business that arise following the Signing Date shall be paid by HCEN following HCEN's receipt of an invoice, together with a declaration from a Seller Executive that such invoice was not received prior to the Signing Date, within the time period specified by such invoice. In addition, HCEN shall pay all salaries of the Comfort Living Employees that accrue from and after the Signing Date on the dates and at the times that such Comfort Living Employees are customarily paid. Seller shall cooperate fully with HCEN (or any Affiliate designated by HCEN) in operating the Comfort Living Business including, without limitation, by (a) giving HCEN (or any Affiliate designated by HCEN) and its employees full access to any and all Comfort Living Assets (including facilities) and information necessary to enable HCEN (or any Affiliate designated by HCEN) to direct such operations, (b) acting on behalf of HCEN (or any Affiliate designated by HCEN) as required to by the terms of any contract to which MCI, Comfort Living or their respective Affiliates are a party that is one of the Comfort Living Assets and (c) performing all of its obligations under the Transition Plan. All revenues of the Comfort Living Business resulting from sales of products by the Comfort Living Business following the Signing Date shall be the property of HCEN.

     6.24    Seller Privacy Policy. Beginning on the Signing Date, HCEN and
             ---------------------
Buyer agree to treat all information of the Persons listed on the Address Lists in accordance with the terms of the seller privacy policy, which Seller Privacy Policy is attached as Schedule 6.24 to the Seller Disclosure Schedule (the "Seller Privacy Policy"), unless, as related to any Person, HCEN or Buyer
 ---------------------
obtains the affirmative consent from such Person to any previously collected information relating to such Person being governed by a new privacy policy.

     6.25    Stockholder Consent.  The Seller shall use its best efforts to
             -------------------
obtain written consents from holders of more than fifty percent (50%) of the outstanding voting capital stock of MCI, and of more than fifty percent (50%) of each of (i) the outstanding shares of MCI's Series B Convertible Preferred Stock, (ii) the outstanding shares of MCI's Series C Convertible Preferred Stock, (iii) the outstanding shares of MCI's Series D Convertible Preferred Stock and (iv) the outstanding shares of MCI's Series E Convertible Preferred Stock, authorizing and approving the Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, and as required by the Delaware General Corporation Law (the "DCL"), under the Sellers' certificate of
                                       ---
incorporation or bylaws or otherwise. In addition, MCI, as the sole stockholder of Comfort Living, shall execute a written consent authorizing and approving the

Agreement, the Transaction Documents and the transactions contemplated hereby and thereby.

                                  ARTICLE VII
                           CONDITIONS TO THE CLOSING

     7.1     Conditions to Obligations of Each Party to the Closing.  The
             ------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

             (a)  No Injunctions or Restraints; Illegality.  No temporary
                  ----------------------------------------
restraining order, preliminary or permanent injunction or other order or prohibition issued by any Governmental Entity shall be in effect, nor shall any action or proceeding seeking any of the foregoing be pending, that would prevent the consummation of the transactions contemplated by the Transaction Documents or restrict the operation of the business of the Seller.

             (b)  Governmental Approval.  HCEN, the Seller and the Buyer and
                  ---------------------
their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents necessary for consummation of or in connection with the Agreement, the other Transaction Documents and the several transactions contemplated hereby and thereby, including such approvals, waivers and consents as may be required under the Securities Act under state blue sky laws and DCL.

             (c)  Stockholder Approval.  This Agreement, the other Transaction
                  --------------------
Documents to which Seller is a party and the transactions contemplated hereby and thereby shall have been duly approved and adopted by the holders of a majority of the shares of the capital stock of the Seller outstanding and by any other stockholder required under the DCL or under Sellers' certificate of incorporation or bylaws or otherwise in order for the Agreement and transactions contemplated hereunder to be valid.

             (d)  Escrow Agreement.  HCEN, Escrow Agent and the Seller shall
                  ----------------
have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit A, and such Escrow Agreement shall remain in full force and effect as
   ---------
of the Closing Date.

     7.2     Additional Conditions to Obligations of HCEN and the Buyer.  The
             ----------------------------------------------------------
obligations of HCEN and the Buyer to consummate the transactions contemplated by the Transaction Documents are subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived by HCEN.

             (a)  Representations and Warranties.  The representations and
                  ------------------------------
warranties of the Seller contained in this Agreement shall be true in all material respects (except for such representations and warranties as are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects, and except for such representations and warranties which are not true in all material respects directly as a result of actions taken by HCEN or Buyer following the Signing Date, which representations and warranties need not be true in the respects that HCEN or Buyer have caused their falsity) as of the Closing as though such representations were made on and as of such time except as otherwise permitted by this Agreement, and HCEN shall have received a certificate signed by the Chief Executive Officer of the Seller to such effect on and dated the Closing Date.

             (b)  No Material Adverse Effect.  There shall have been no Material
                  --------------------------
Adverse Effect with respect to any Asset from the date hereof through the Closing Date (except for a Material Adverse Effect on any Asset resulting from actions taken by HCEN or Buyer following the Signing Date), and HCEN shall have received a certificate signed by the Chief Executive Officer of the Seller to such effect on and dated the Closing Date; provided, that the occurrence of one or more events described specifically in the Seller Disclosure Schedule (including events that are specifically set forth in the Transition Plan) will not be deemed to result in any Material Adverse Effect.

             (c)  Covenants Performed.  All of the obligations of the Seller to
                  -------------------
be performed at or before the Closing pursuant to the terms of this Agreement and any other document entered into in connection herewith prior to the Closing Date shall have been duly performed in all material respects and HCEN shall have received a certificate signed by the Chief Executive Officer of the Seller to such effect on and dated the Closing Date.

             (d)  Opinion of Counsel to the Seller.  Counsel to the Seller,
                  --------------------------------
shall have issued an opinion in favor of HCEN in the form of Exhibit E hereto.
                                                             ---------

             (e)  Noncompetition Agreements.  HCEN shall have received
                  -------------------------
Noncompetition Agreements substantially in the form of Exhibits F hereto
                                                       ----------
executed by each of the Seller Executives, each of which shall be effective as of the Closing Date.

             (f)  Consents.  HCEN shall have received duly executed copies of
                  --------
all consents, waivers, approvals, releases or authorizations of those third parties and Government Entities required to consummate the transactions contemplated by this Agreement in form and substance reasonably satisfactory to HCEN and without the imposition upon the Buyer or any of its Affiliates of any restriction on its ability to acquire, use or operate the Assets in order to consummate the sale of such Assets, from and after the Closing;

             (g)  Secretary's Certificate.  The Seller shall have delivered to
                  -----------------------
HCEN a certificate of its Secretary or Assistant Secretary certifying as to:

                  (i) Resolutions duly adopted by its Board of Directors and stockholders authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other Transaction Documents and transactions contemplated hereby and thereby;

                  (ii) The Certificate of Incorporation and Bylaws of the Seller, as in effect immediately prior to the Closing, including all amendments thereto; and

                  (iii) The incumbency of its officers executing this Agreement and all other agreements and documents contemplated hereby.

             (h)  Asset Transfer Documents.  The Seller shall have delivered to
                  ------------------------
the Buyer such bills of sale, lease assignments and estoppel certificates, endorsements, assignments, and other good and sufficient instruments of transfer and conveyance as reasonably requested by the Buyer to vest in the Buyer title to the Assets in accordance herewith, including an executed Bill of Sale in the form attached hereto as Exhibit G, the Trademark and Domain Name Assignment
                        ---------
Agreement in the form attached hereto as Exhibit H and such other documents and
                                         ---------
instruments as may be reasonably requested by the Buyer or its counsel to effectuate the terms of this Agreement;

             (i)  Liens.  The Liens in favor of Crestar Bank Commercial Credit
                  -----
Operations (as evidenced by UCC financing statement number 00000181012833 as filed with Maryland Secretary of State/Department of Assessment and Taxation) and Transamerica Credit Finance Corporation (as evidenced by UCC financing statement number 083017063 as filed with the Maryland Secretary of State/Department of Assessment and Taxation) shall have been, and shall remain, released as of the Closing Date and any documents necessary to release any such Lien, including without limitation, filed copies of a Uniform Commercial Code UCC-3 Forms, shall have been delivered to the Buyer;

             (j)  Stockholder and Creditor Suits.  No action, suit, claim,
                  ------------------------------
proceeding or investigation (regardless of whether at law or equity) shall have been brought or initiated by (A) any current or former holder of any shares of the Seller's capital stock or securities convertible into or exercisable for shares of the Seller's capital stock (or any of such holder's representatives) or (B) any current or former creditor, brought or initiated in their capacity as such a holder or creditor, regarding the fair value of such holder's or creditor's securities or claims or the fairness or legality of any of the actions taken by the Seller prior to Closing or of any of the transactions contemplated by this Agreement, the other Transaction Documents or any other agreement contemplated herein or otherwise arising from or relating to the transaction contemplated herein or therein;

             (k)  Address Lists.  The Seller shall have delivered to the Buyer
                  -------------
complete and accurate Address Lists and shall have emailed all Persons on the Address Lists in accordance with Sections 2.9(b) and 3.24(e) hereof;

             (l)  Tangible Assets.  All tangible Assets listed in Section 2.1
                  ---------------
not delivered to the Buyer prior to Closing, shall have been delivered to the Buyer; and

             (m)  Bulk Sales. Sellers' creditors and the comptroller of Maryland
                  ----------
shall have received at least 10 days notice of the consummation of the transactions hereby, as required by the Maryland Commercial Law Code.

             (n)  Seller Documents  Sellers shall deliver to HCEN and Buyer
                  ----------------
copies of all documentation supporting ownership of the Sellers' Intellectual Property and a copy of the statement of operations of Comfort Living for the nine month period ended September 30, 2000.

     7.3     Additional Conditions to Obligations of the Seller.  The
             --------------------------------------------------
obligations of the Seller to consummate the transactions contemplated by the Transaction Documents are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by the Seller:

             (a)  Representations and Warranties.  The representations and
                  ------------------------------
warranties of HCEN and Buyer contained in this Agreement shall be true in all material respects (except for such representations and warranties as are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing as though such representations were made on and as of such time except as otherwise permitted by this Agreement, and the Seller shall have received a certificate signed by the Chief Executive Officer of each of HCEN and the Buyer to such effect on and dated the Closing Date.

             (b)  No Material Adverse Effect.  There shall have been no Material
                  --------------------------
Adverse Effect with respect to HCEN and the Buyer from the date hereof through the Closing Date, and the Seller shall have received a certificate signed by the Chief Executive Officer of each of HCEN and the Buyer to such effect on and dated the Closing Date; provided, that the occurrence of one or more events described specifically in the HCEN Disclosure Schedule will not be deemed to result in any Material Adverse Effect.

             (c)  Covenants Performed.  All of the obligations of HCEN and the
                  -------------------
Buyer to be performed at or before the Closing pursuant to the terms of this Agreement and any other document entered into in connection herewith prior to the Closing Date shall have been duly performed in all material respects and the Seller shall have received a certificate signed by the Chief Executive Officer of each of HCEN and Buyer to such effect on and dated the Closing Date.

             (d)  Secretary's Certificate of HCEN. HCEN shall have delivered to
                  -------------------------------
the Seller a certificate of its Secretary or Assistant Secretary certifying as to:

                  (i) Resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other Transaction Documents and transactions contemplated hereby and thereby; and

                  (ii) The incumbency of its officers executing this Agreement and all other agreements and documents contemplated hereby.

             (e)  Secretary's Certificate of the Buyer the Buyer shall have
                  ------------------------------------
delivered to the Seller a certificate of its Secretary or Assistant Secretary certifying as to:

                  (i) Resolutions duly adopted by its Sole Director and Sole Stockholder authorizing the execution, delivery and performance of this Agreement and the execution, delivery and performance of all other Transaction Documents and transactions contemplated hereby and thereby; and

                  (ii) The incumbency of its officers executing this Agreement and all other agreements and documents contemplated hereby.

             (f)  Issuance of Securities. HCEN shall have delivered a binding
                  ----------------------
instruction letter and opinion letter to the U.S. Stock Transfer Corporation, HCEN's transfer agent, instructing U.S. Stock Transfer Corporation to issue a stock certificates representing the Securities (less the Escrow Shares) required to be issued to the Seller.

                                 ARTICLE VIII
                                  TERMINATION

     8.1     Termination.  At any time prior to the Closing, whether before or
             -----------
after approval of the matters presented in connection with the transactions contemplated by the Transaction Documents by the stockholders of the Seller, this Agreement may be terminated:

             (a)  by mutual consent of HCEN and the Seller;

             (b) by the Seller, by giving written notice to HCEN that HCEN is in material breach of any representation, warranty, or covenant of HCEN contained in this Agreement, which breach shall not have been cured, if subject to cure, within 15 calendar days following receipt by HCEN of written notice of such breach;

             (c) by HCEN, by giving written notice to the Seller that the Seller is in material breach of any representation or warranty or covenant contained in this

Agreement, which breach shall not have been cured, if subject to cure, within 15 calendar days following receipt by the Seller of written notice of such breach.

             (d) by HCEN, by giving written notice to the Seller, if the Closing shall not have occurred on or before November 15, 2000, or such later date as is agreed to by the Boards of Directors of both the Seller and HCEN, by reason of the failure of any condition precedent under Section 7.1 or 7.2 (unless the failure results primarily from a breach by HCEN of any representation, warranty, or covenant of HCEN contained in this Agreement or HCEN's failure to fulfill a condition precedent to closing or other default); or

             (e) by the Seller, by giving written notice to HCEN, of the Closing shall not have occurred on or before November 15, 2000, or such later date as is agreed to by the Boards of Directors of both the Seller and HCEN, by reason of the failure of any condition precedent under Section 7.1 or 7.3 (unless the failure results primarily from a breach by the Seller of any representation, warranty, or covenant of the Seller contained in this Agreement or the Seller's failure to fulfill a condition precedent to closing or other default).

     8.2     Effect of Termination.  In the event of termination of this
             ---------------------
Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HCEN or the Seller or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the material breach by a party hereto of any of its representations, warranties or covenants set fort in this Agreement; provided that, the provisions of Section 6.2 relating to confidentiality, this Section 8.2 and Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.

     8.3     Tax Matters.
             -----------

             (a)  Cooperation.  From and after the Closing, the Seller and the
                  -----------
Buyer shall cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other party's expense) in a timely fashion such personnel, Tax data, Tax returns and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably required (i) for the preparation by the Buyer or the Seller of any Returns, elections, consents or certificates required to be prepared and filed by the Buyer or the Seller or (ii) in connection with any audit or proceeding relating to Taxes relating to the Assets for which the Buyer or the Seller are responsible.

             (b)  Allocation of Purchase Price.  Seller and Buyer shall
                  ----------------------------
cooperate in the preparation of a joint schedule (the "Allocation Schedule") allocating the purchase price (including, for purposes of this Section 8.3(b), any Assumed Liabilities) among the Assets. Seller and Buyer each agrees to file IRS Form 8594, and all federal, state and local tax returns, in accordance with the Allocation Schedule. Seller and Buyer each agrees to provide the other promptly with any other information required to complete the Allocation Schedule. If, however, Seller and Buyer are unable to complete such Allocation Schedule within thirty (30) days following the Closing Date, or such later date as agreed by the parties, each of Seller and Buyer may file IRS Form 8594, and any federal, state or local tax returns, allocating the purchase price (as defined for the purposes of this Section 8.3(b)) among the Assets in the manner each believes to be appropriate and in accordance with
Section 1060 of the Code (or similar provision of state or local law) and the regulations thereunder.

     8.4     Transfer Taxes.  The Seller shall be responsible for paying, shall
             --------------
promptly discharge when due, and shall reimburse, indemnify and hold harmless Buyer and HCEN from, any sales or use, transfer, real property gains, excise, stamp, or other similar Taxes arising from, imposed on or attributable to the transactions contemplated by this Agreement.

                                  ARTICLE IX
          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     9.1     Survival of Representations and Warranties.  All statements
             ------------------------------------------
contained in any exhibit, certificate, schedule or other instrument delivered or to be delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties hereunder. All such representations, warranties, and indemnification rights contained herein shall survive the Closing and any audit or investigation made by or on behalf of the parties, but shall expire on the date that is twelve (12) months after the Closing, and no claims for indemnification hereunder may be made after such date (the "Escrow Termination Date"), provided however that if
                           -----------------------    -------- --------
any claims for indemnification have been asserted with respect to any such representations, warranties and other indemnification claims prior to the Escrow Termination Date, the representations, warranties and provisions on which any such claims are based shall continue in effect until final resolution of any claims, and provided further, that the number of Escrow Shares, which, in the
            ----------------
reasonable judgment of HCEN, subject to the objection of the Seller and the subsequent resolution of the matter in the manner provided for herein, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Seller prior to the Escrow Termination Date with respect to Losses incurred or litigation pending prior the Escrow Termination Date, shall remain in the Escrow Fund until such claims have been finally resolved. All covenants to be performed after the Closing shall continue indefinitely.

     9.2     Indemnification by the Seller.
             -----------------------------

             (a) The Seller agrees, but only to the extent of the Escrow Fund, to indemnify and hold HCEN and its directors, officers, employees, fiduciaries, agents and Affiliates, and each other person, if any, who controls such persons (collectively, the "HCEN Parties") harmless against any claims, actions, suits,
                    ------------
proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorneys' fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (collectively "Loss" or "Losses") which arise out of or result from or are
               ----      ------
related to:

                  (i) any breach by or failure of the Seller to perform any of its covenants or agreements set forth herein or any of its covenants or agreements set forth in any other agreement contemplated herein,

                  (ii) the inaccuracy of any representation or warranty made by the Seller herein or made by the Seller in any other agreement contemplated herein,

                  (iii) any action, suit, claim, proceeding or investigation (regardless or whether at law or equity) brought or initiated by (A) any current or former holder of any shares of the Seller's capital stock or securities convertible into or exercisable for shares of the Seller's capital stock (or any of such holder's representatives) or (B) any current or former creditor, brought or initiated in their capacity as such a holder or creditor, regarding the fair value of such holder's or creditor's securities or claims or the fairness or legality of any of the actions taken by the Seller prior to Closing or of any of the transactions contemplated by this Agreement, the other Transaction Documents or any other agreement contemplated herein or otherwise arising from or relating to the transaction contemplated herein;

                  (iv)  any and all Excluded Liabilities;

                  (v) the failure of the parties hereto to comply with the "bulk sales" or "bulk transfer" laws of any jurisdiction (including, without limitation, the failure to notify creditors of a change of ownership of personal property not accompanied by a physical relocation of the personal property), or the failure of the parties hereto to take any other action to prevent the creditors of the Seller from prosecuting any claims by means of levying or taking any similar action with respect to the Assets, in connection with the transactions contemplated hereby;

                  (vi) any breach of the Seller Privacy Policy by either Seller prior to the Closing Date, or which results due to the consummation of the transactions contemplated hereby; and

                  (vii) any Lien not released prior to the Closing.

             (b) If the HCEN Parties are entitled to indemnification under this Agreement, they shall be entitled to recover Escrow Shares pursuant to the Escrow Agreement having an aggregate value equal to the amount of its Loss or Losses based on the average closing price of HCEN common stock on the Nasdaq National Market (or if not so listed, the average closing bid price on such other market in which such prices are regularly quoted) for the ten consecutive trading days immediately preceding the Closing Date as reported in The Wall Street Journal. The aggregate liability of the Seller for indemnification under this Article IX shall not exceed the Escrow Fund and the HCEN Parties sole and exclusive remedy for indemnification claims under this Article IX shall be to seek recovery against the Escrow Fund.

     9.3     Indemnification by HCEN and Buyer.
             ---------------------------------

             (a) HCEN and Buyer agree, but only to the extent of the dollar value of the Escrow Fund, to indemnify and hold Seller and its directors, officers, employees, fiduciaries, agents and Affiliates, and each other person, if any, who controls such persons (collectively, the "Seller Parties") harmless
                                                      --------------
against any claims, actions, suits, proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorneys' fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (collectively "Seller Loss" or "Seller Losses")
                                           -----------      -------------
which arise out of or result from any breach of the Seller Privacy Policy by HCEN or Buyer following the Closing Date, unless, as related to any person, HCEN or Buyer (i) obtains the affirmative consent from such Person to any previously collected information relating to such Person being governed by a new privacy policy, or (ii) obtains the affirmative consent from such Person to the use of any of the information set forth on the Address Lists delivered on the Closing Date.

             (b) If the Seller Parties are entitled to indemnification under this Agreement, they shall be entitled to recover an amount equal to the dollar value of the Escrow Shares (the "HCEN Claim Amount") which shall have an
                                 -----------------
aggregate value equal to the amount of its Seller Loss or Seller Losses based on the average closing price of HCEN common stock on the Nasdaq National Market (or if not so listed, the average closing bid price on such other market in which such prices are regularly quoted) for the ten consecutive trading days immediately preceding the Closing Date as reported in The Wall Street Journal. The aggregate liability of the HCEN and Buyer for indemnification under this
Article IX shall not exceed the HCEN Claim Amount and the Seller Parties sole and exclusive remedy for indemnification claims under this Article IX shall be to seek reimbursement in an amount not to exceed the HCEN Claim Amount.

     9.4     Escrow Fund.  As security for the indemnities in Section 9.2, as
             -----------
soon as practicable after the Closing, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by HCEN with the reasonable consent of the Seller) as Escrow Agent, such deposit to constitute the Escrow Fund, and such Escrow Fund shall be governed by the terms set forth in this Article IX and in the Escrow Agreement.

     9.5     Limitation.
             ----------

             (a) Notwithstanding the foregoing, the Seller shall be liable for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement made by the Seller herein only if the aggregate of such Losses exceeds $75,000 (the "Threshold Amount");
                                                      ----------------
provided, however, that the Threshold Amount shall not apply with respect to any
--------  -------
Losses incurred by HCEN under Section 9.2(a)(iii) or 9.2(a)(iv); and provided
                                                                     --------
further, that in the event the aggregate of Losses exceeds the Threshold Amount,
-------
the Seller shall be liable, subject to the limitations set forth herein, for the entire amount of the Losses. The aggregate liability of the Seller for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement made by the Seller herein or in the documents contemplated hereby, shall not exceed the Escrow Fund; provided, however, that
                                                       --------  -------
nothing herein shall limit the liability of any officer, director or stockholder of the Seller for such person's or entity's fraud or intentional misrepresentation. The liability of the Seller for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement of the Seller shall be limited to the return of the Escrow Shares in the Escrow Fund, as provided in the Escrow Agreement.

             (b) Notwithstanding the foregoing, HCEN and Buyer shall be liable for Seller Losses incurred as set forth in Section 9.3 herein only if the aggregate of such Seller Losses exceeds $75,000 (the "HCEN Threshold Amount");
                                                      ---------------------
provided, however, that in the event the aggregate of Seller Losses exceeds the
--------  -------
HCEN Threshold Amount, HCEN and Buyer shall be liable, subject to the limitations set forth herein, for the entire amount of the Seller Losses. The aggregate liability of HCEN and Buyer for Seller Losses incurred as set forth in
Section 9.3 hereof, shall not exceed the HCEN Claim Amount; provided, however,
                                                            --------  -------
that nothing herein shall limit the liability of any officer, director or stockholder of HCEN or Buyer for such person's or entity's fraud or intentional misrepresentation. The liability of HCEN and Buyer for Losses incurred as set forth in Section 9.3 hereof, shall be limited to the HCEN Claim Amount.

             (c) Notwithstanding anything to the contrary in this Agreement, any amounts payable by the Seller pursuant to Section 9.2 shall be appropriately adjusted to take into account (i) the amount of any insurance proceeds received by HCEN in connection with the indemnification claim and (ii) the income tax consequences associated with the tax treatment of the Loss item in question and any related indemnity payment.

     9.6     HCEN Claims for Indemnification. Upon receipt by the Escrow Agent
             -------------------------------
on or before the Escrow Termination Date of a certificate signed by any appropriately authorized officer of HCEN (an "Officer's Certificate"):
                                              ---------------------

             (a) Stating the aggregate amount of HCEN's Losses or an estimate thereof, in each case to the extent known or determinable at such time; and

             (b) Specifying in reasonable detail the individual items of such Losses included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of the Escrow Agreement and the provisions of Section 9.6 hereof, deliver to HCEN out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Losses all in accordance with the Escrow Agreement and Section 9.2(b) hereof. Amounts paid or distributed from the Escrow Fund shall be paid or distributed to the Seller.

     9.7     Seller Claims for Indemnification; Settlement of Disputes. Upon
             ---------------------------------------------------------
receipt by HCEN on or before the Escrow Termination Date of a certificate signed by any appropriately authorized officer of Seller (a "Seller Officer's
                                                      ----------------
Certificate"):
-----------

             (a) Stating the aggregate amount of Seller Losses or an estimate thereof, in each case to the extent known or determinable at such time; and

             (b) Specifying in reasonable detail the individual items of such Seller Losses included in the amount so stated, the date each such item was paid or discovered, and the nature of the breach of the Seller Privacy Policy, HCEN shall, deliver to Seller, as promptly as practicable, a check or wire transfer equal to the value of such Seller Losses.

     9.8     Objections to Claims and Resolutions of Conflict. Losses shall be
             ------------------------------------------------
determined as provided below:

             (a) At the time of delivery of an Officer's Certificate to the Escrow Agent for Losses, a duplicate copy of such Officer's Certificate shall be delivered to the Seller and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to
Section 9.4 unless the Escrow Agent shall have received written authorization from the Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with Section 9.4, provided that no such delivery may
                                            --------
be made if the Seller shall object in a written statement to a claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to HCEN prior to the expiration of such thirty (30) day period.

             (b) In case the Seller shall so object in writing to any claim by HCEN made in an Officer's Certificate, HCEN shall have thirty (30) days to respond in a written statement to the objection of the Seller. If after such thirty (30) day period there remains a dispute as to any claims, the Seller and HCEN shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Seller and HCEN should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum. If no such agreement can be reached after good faith negotiation within such 30 day period, either HCEN or the Seller may, by written notice to the other, demand arbitration of the matter in accordance with the Section 9.9 hereof, unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained.

     9.9     Arbitration.  Any disagreements that are submitted to arbitration
             -----------
pursuant to Section 9.9 hereof, shall, subject to Sections 9.9, be resolved as provided below:

             (a) Any matter submitted to arbitration shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after written notice is sent demanding arbitration pursuant to Section 9.9 hereof, HCEN (on the one hand) and the Seller (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 9.1, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance with such decision.

             (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Francisco or Alameda County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including, without limitation, the reasonable attorneys' fees and costs, incurred by the prevailing party to the arbitration.

     9.10    Section 6.13(e) Indemnification. Nothing in this Article 9, shall
             -------------------------------
affect the provisions in Section 6.13(e) of this Agreement.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1    Amendment.  This Agreement shall not be amended except by a writing
             ---------
duly executed by all the parties hereto and shall not be amended after it has been approved by the stockholders of the Seller, without further stockholder approval, if the amendment would have a material adverse effect on the stockholders of HCEN or the Seller.

     10.2    Entire Agreement.  This Agreement, including the Exhibits,
             ----------------
Schedules, and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

     10.3    Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

     10.4    Headings.  The headings contained in this Agreement are intended
             --------
for convenience and shall not be used to determine the rights of the parties.

     10.5    Notices.  All notices, requests, demands, and other communications
             -------
made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below or two days after mailing by air courier addressed as follows:

     If to HCEN or the Buyer:

          HealthCentral.com
          6001 Shellmound Street, Suite 800
          Emeryville, CA  94608
          Attn: C. Fred Toney
          Tel. No. (510) 250-2500
          Facsimile No. (510) 250-2525

          With a copy to:

            Venture Law Group
            A Professional Corporation
            2800 Sand Hill Road
            Menlo Park, CA 94025
            Attention:  Mark A. Medearis
            Tel. No. (650) 854-4488
            Facsimile No. (650) 233-8386

     If to the Seller:

          more.com, Inc.
          520 Third Street, Second Floor
          San Francisco, CA 94107
          Attn:  Donald M. Kendall, Jr.
          Tel. No.
          Facsimile No.

          With a copy to:

            Morrison & Foerster LLP
            425 Market Street
            San Francisco, CA 94105
            Attention: Gavin B. Grover
            Tel. No. (415) 268-7000
            Facsimile No. (415) 268-6750

     Such addresses may be changed, from time to time by means of a notice given in the manner provided in this section.

     10.6    Severability.  If any provision of this Agreement is held to be
             ------------
unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

     10.7    Waiver.  Waiver of any term or condition of this Agreement by any
             ------
party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

     10.8    Assignment.  Neither party may assign, by operation of law or
             ----------
otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent; provided, however, that subject to Section 4.2, the Seller may assign its rights under Section 6.13 hereof to any transferee of the Securities without the requirement of such consent.

     10.9    Counterparts.  This Agreement may be signed in counterparts with
             ------------
the same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

     10.10   Third Party Beneficiaries.  This Agreement (including the documents
             -------------------------
and instruments referred to herein) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     10.11   Attorneys' Fees.  In the event any dispute arises hereunder, the
             ---------------
arbitrator or the court, as the case may be, shall have the authority to award costs and attorneys' fees to the prevailing party.

     IN WITNESS WHEREOF, HCEN, the Buyer and the Seller have executed this Agreement as of the date first above written.

                                   HEALTHCENTRAL.COM

                                   By: /s/ Albert Greene
                                       -----------------------------------------
                                   Title: Chief Executive Officer


                                   HCEN ACQUISITION CORPORATION

                                   By: /s/ Albert Greene
                                       -----------------------------------------
                                   Title: Chief Executive Officer


                                   MORE.COM, INC.

                                   By: /s/ Frank A. Newman
                                       -----------------------------------------
                                   Title: President and Chief Executive Officer


                                   COMFORT LIVING, INC.

                                   By: /s/ Jay Hammer
                                       -----------------------------------------
                                   Title: Chief Executive Officer

                                      -65-